OMNIBUS JOINDER AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS
THIS OMNIBUS JOINDER AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is made as of October 26, 2021, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), lenders party thereto (each of such lenders, together with its successors and permitted assigns, collectively, “Lender”), and SEASPINE HOLDINGS CORPORATION, a Delaware corporation (“Parent”), PROJECT MAPLE LEAF HOLDINGS ULC, an unlimited liability company organized under the laws of British Columbia (“New Guarantor”; together with Parent, collectively “Guarantor”), SEASPINE ORTHOPEDICS CORPORATION, a Delaware corporation (“SeaSpine Orthopedics“), SEASPINE, INC., a Delaware corporation (“SeaSpine Inc.”), ISOTIS, INC., a Delaware corporation (“IsoTis Inc.”), SEASPINE SALES LLC, a Delaware limited liability company (“SeaSpine Sales”), THEKEN SPINE, LLC, an Ohio limited liability company (“Theken Spine”), and ISOTIS ORTHOBIOLOGICS, INC., a Washington corporation (“IsoTis OrthoBiologics”; together with SeaSpine Orthopedics, SeaSpine Inc., IsoTis Inc., Theken Spine, and SeaSpine Sales, individually and collectively, “Existing Borrower”), SEASPINE ORTHOPEDICS INTERMEDIATECO, INC., a Delaware corporation (“Seaspine Ortho Intermediate”), 7D SURGICAL USA INC., a Delaware corporation (“7D USA”), 7D SURGICAL ULC, an unlimited liability company organized under the laws of British Columbia, (“7D Canada”; and together with Seaspine Ortho Intermediate and 7D USA, collectively, “New Borrower,” and together with Existing Borrower, each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”). Unless otherwise provided herein, capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Credit Agreement referred to below.
RECITALS
A.    Pursuant to that certain Amended and Restated Credit Agreement dated as of July 27, 2018, by and among Parent, Existing Borrower, Agent and Lender, as amended by that certain Consent Under and First Amendment to Amended and Restated Credit Agreement dated as of April 24, 2020, and as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of July 24, 2020 (as may be further amended, restated, supplemented or otherwise modified from time to time to the date hereof, collectively, the “Existing Credit Agreement”), Lender agreed to make available to Existing Borrower a secured revolving loan facility.
B.    Pursuant to that certain Guaranty and Security Agreement by and among Existing Borrowers party thereto, certain other Guarantors party thereto, and Agent dated as of December 24, 2015 (as amended, restated, modified or supplemented from time to time to the date hereof, the “Existing Guaranty and Security Agreement”), Parent and Existing Borrowers granted a first priority perfect Lien in their assets to Agent for the benefit of itself and the other Lenders.
C.    Parent and Existing Borrower have requested that (i) New Borrower be joined as a co-obligor, Borrower and Loan Party under the Loan and all other Loan Documents, (ii) New Guarantor be joined as a Guarantor and Loan Party under the Loan Documents, as applicable, and (iii) Agent and Lender amend certain terms and conditions of the Existing Credit Agreement and Existing Security Agreement, and Agent and Lender have so agreed subject to the terms and conditions hereof.

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NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Joinder to Loan Documents.
(a)The parties hereto agree that each of Seaspine Ortho Intermediate and 7D USA (individually and collectively, “U.S. New Borrower”), shall from and hereafter be deemed a “Borrower”, a “Grantor”, a “Debtor”, an “Obligor”, and a Loan Party for all purposes of the Existing Credit Agreement, as amended by this Amendment (the “Credit Agreement”), the Existing Guaranty and Security Agreement, as amended by this Amendment (the “Guaranty and Security Agreement”) and the other Loan Documents, as applicable. Accordingly, U.S. New Borrower hereby agrees to be bound by all of the conditions, covenants, representations, warranties, and other agreements set forth in the Credit Agreement, the Guaranty and Security Agreement and the other Loan Documents, to the extent applicable, and hereby agrees to promptly execute all further documentation required by Agent or Lenders to be executed by U.S. New Borrower, consistent with the terms of the Credit Agreement. The Lenders party hereto hereby approve and consent to the Agent entering into amendments and reaffirmations to the Loan Documents to join U.S. New Borrower thereto.
(b)The parties hereto agree that 7D Canada shall from and hereafter be deemed a “Borrower”, a “Grantor”, a “Debtor”, an “Obligor”, and a Loan Party for all purposes of the Credit Agreement, the Canadian Pledge and Security Agreement, the Canadian Guaranty and the other Loan Documents (other than the Guaranty and Security Agreement), as applicable. Accordingly, 7D Canada hereby agrees to be bound by all of the conditions, covenants, representations, warranties, and other agreements set forth in the Credit Agreement, the Canadian Guaranty, and the Canadian Pledge and Security Agreement and the other Loan Documents (other than the Guaranty and Security Agreement), to the extent applicable, and hereby agrees to promptly execute all further documentation required by Agent or Lenders to be executed by 7D Canada, consistent with the terms of the Credit Agreement. The Lenders party hereto hereby approve and consent to the Agent entering into amendments and reaffirmations to the Loan Documents to join 7D Canada thereto.
(c)The parties hereto agree that New Guarantor shall from and hereafter be deemed a “Guarantor”, a “Grantor”, a “Debtor”, an “Obligor”, and a Loan Party for all purposes of the Credit Agreement, the Canadian Pledge and Security Agreement, the Canadian Guaranty and the other Loan Documents (other than the Guaranty and Security Agreement), as applicable. Accordingly, New Guarantor hereby agrees to be bound by all of the conditions, covenants, representations, warranties, and other agreements set forth in the Credit Agreement, the Canadian Pledge and Security Agreement, the Canadian Guaranty and the other Loan Documents (other than the Guaranty and Security Agreement), to the extent applicable, and hereby agrees to promptly execute all further documentation required by Agent or Lenders to be executed by New Guarantor, consistent with the terms of the Credit Agreement and the Canadian Pledge and Security Agreement. The Lenders party hereto hereby approve and consent to the Agent entering into amendments and reaffirmations to the Loan Documents to join New Guarantor thereto.
(d)Each Borrower covenants and agrees to execute and deliver to each Lender (if so requested by such Lender) amended and restated promissory notes.
2.Amendment to Credit Agreement. Subject to the terms and conditions herein, the Credit Agreement shall be amended as follows:
(a)the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the

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underlined text (indicated textually in the same manager as the following example: (underlined text) as set forth in the changed pages of the Loan Agreement attached hereto as Exhibit A.
(b)the exhibits, annexes and schedules to the Credit Agreement are hereby amended and restated by the updated exhibits, annexes and schedules to the Credit Agreement with respect to New Borrower and New Guarantor, attached hereto as Exhibit B, each of which shall be deemed a part of the Credit Agreement for all purposes of the Credit Agreement.
3.Amendment to Guaranty and Security Agreement. Subject to the terms and conditions contained herein, the Guaranty and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manager as the following example: underlined text) as set forth in the changes pages of the Loan Agreement attached hereto as Exhibit C.
4.Joinder of Seaspine Ortho Imtermediate and 7D USA to the Guaranty and Security Agreement. Pursuant to Section 5.11 of the Credit Agreement and Section 26 of the Guaranty and Security Agreement, Seaspine Ortho Imtermediate and 7D USA shall enter into the Joinder to Guaranty and Security Agreement dated as of the date hereof, by and among Seaspine Ortho Intermediate, 7D USA and Agent (the “Joinder to Guaranty and Security Agreement”).
5.Amendment to and Joinder of New Borrower and New Guarantor to the Intercompany Subordination Agreement.
(a)Amendment to Intercompany Subordination Agreement. The Intercompany Subordination Agreement is hereby amended as set forth below:
(i)Section 1 of the Intercompany Subordination Agreement is hereby amended by adding the following new defined terms therein in appropriate numerical order to read as follows:
“Canadian Guaranty” has the meaning specified in the Credit Agreement.
“Canadian Security and Pledge Agreement” has the meaning specified in the Credit Agreement.
(ii)The definition of “Senior Debt” in Section 1 of the Intercompany Subordination Agreement is hereby amended and restated in its entirety to read as follows:
“Senior Debt” means all obligations (including the Obligations and the Indebtedness evidenced by the Guaranty (as defined in the Guaranty and Security Agreement)) and the Canadian Guaranty, and all amounts owing, due, or secured under, or in connection with, the terms of, or evidenced by, the Credit Agreement, any other Loan Document (including, without limitation the Canadian Security and Pledge Agreement) or Bank Product Agreement, whether now existing or arising hereafter, including all principal, premium, interest, Lender Group Expenses, reimbursement obligations, obligations to post cash collateral in respect of Letters of Credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Loan

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Document or Bank Product Agreement (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Loan Party, or that would have accrued or become due under the terms of any Loan Document or Bank Product Agreement but for the commencement of any Insolvency Proceeding with respect to any Loan Party and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).
(iii)Section 9 of the Intercompany Subordination Agreement is hereby amended by replacing the reference to “whereas pursuant to the Guaranty and Security Agreement or otherwise” in the last sentence of Section 9 with the following: “whereas pursuant to the Guaranty and Security Agreement, the Canadian Security and Pledge Agreement or otherwise.”
(iv)The first sentence of Section 25 of the Intercompany Subordination Agreement is hereby amended and restated in its entirety to read as follows:
“Each Obligor shall cause any Subsidiary (whether by acquisition or formation) of any Loan Party that is required pursuant to Section 5.11 of the Credit Agreement to execute a joinder to the Guaranty and Security Agreement, the Credit Agreement, the Canadian Guaranty or the Canadian Security and Pledge Agreement, as applicable, within 15 days of such acquisition or formation (or such later date as permitted by Agent in its sole discretion), as the case may be, to execute and deliver to Agent a joinder to this Agreement in a form reasonably satisfactory to Agent.”
(b)Joinder to Intercompany Subordination Agreement. By its execution of this Agreement, New Borrower and New Guarantor hereby (a) agrees that from and after the date of this Agreement it shall be an Obligor under the Intercompany Subordination Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (b) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth in the Intercompany Subordination Agreement. New Borrower and New Guarantor hereby agrees that each reference to an “Obligor” or the “Obligors” in the Intercompany Subordination Agreement shall include New Borrower and New Guarantor. New Borrower and New Guarantor acknowledge that it has received a copy of the Intercompany Subordination Agreement and that it has read and understands the terms thereof.
6.Joinder of New Borrower and New Guarantor to the Fee Letter. By its execution of this Agreement, New Borrower and New Guarantor hereby (a) agrees that from and after the date of this Agreement it shall be a party to the Fee Letter as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (b) agrees that it shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth in the Fee Letter applicable to Borrowers. New Borrower hereby agrees that each reference to “Borrower” or “Borrowers” in the Fee Letter shall include New Borrower. New Borrower and New Guarantor acknowledges that it has received a copy of the Fee Letter and that it has read and understands the terms thereof.
7.Reaffirmation of Security Interest/Guarantor Acknowledgment. Loan Parties hereby confirm and agree that all security interests and Liens granted to Agent, for the benefit of Lenders, pursuant to the Guaranty and Security Agreement and the Canadian Pledge and Security Agreement continue to be perfected, first priority Liens and remain in full force and

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effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Liens in favor of Agent and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority, and extent of Agent’s existing security interest in and Liens upon the Collateral. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment, affirms its guaranty obligations under and in respect of the Loan Documents to which it is a party and agrees that neither this Amendment nor any of the documents executed in connection therewith operate to reduce or discharge its obligations under the Loan Documents, except as expressly set forth therein.
8.Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):
(a)Agent shall have received a letter duly executed by New Borrower, dated prior to the date hereof authorizing Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests to be created by this Agreement and the related Loan Documents;
(b)Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral;
(c)Execution and delivery of this Amendment;
(d)Execution and delivery of the Joinder to Guaranty and Security Agreement;
(e)Execution and delivery of the Pledged Interest Addendum;
(f)Execution and delivery of the First Amendment and Joinder to Trademark Security Agreement;
(g)Execution and delivery of the First Amendment and Joinder to Patent Security Agreement;
(h)Execution and delivery of the Collateral Assignment of Purchase Documents;
(i)Execution and delivery of the Canadian Guaranty Agreement;
(j)Execution and delivery of the Canadian Pledge and Security Agreement;
(k)Execution and delivery of the Intellectual Security Agreements governed by Canadian law;
(l)Agent shall have received a duly executed Blocked Accounts Agreement by and among Royal Bank of Canada, Agent and 7D Canada;
(m)Agent shall have received a Form 8821 for New Borrower;
(n)Agent shall have received a certificate from the Secretary or other officer of New Borrower and New Guarantor (i) attesting to the resolutions of New Borrower's or New Guarantor’s board of directors or managers authorizing its execution, delivery, and performance of the Loan Documents to which it is a party, (ii) authorizing specific officers of New Borrower

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and New Guarantor to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of New Borrower and New Guarantor;
(o)Agent shall have received certificates from the Secretary of each Existing Borrower (i) attesting to no change with respect to the Governing Documents of Existing Borrowers since last delivered to Agent, (ii) attesting to the resolutions of Existing Borrower's board of directors or managers authorizing its execution, delivery, and performance of the Loan Documents to which it is a party, (ii) authorizing specific officers of each Existing Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Existing Borrowers;
(p)Agent shall have received copies of New Borrower's Governing Documents, as amended, modified, or supplemented prior to the date hereof, which Governing Documents shall be (i) certified by the Secretary of New Borrower, and (ii) with respect to Governing Documents of 7D USA and Seaspine Ortho Intermediate that are charter documents, certified as of a recent date (not more than 30 days prior to the date hereof) by the appropriate governmental official;
(q)Agent shall have received a certificate of status with respect to each Existing Borrower, New Borrower, and New Guarantor dated within 30 days of the date hereof, such certificate to be issued by the appropriate officer of the jurisdiction of organization of New Borrower and New Guarantor, as the case may be, which certificate shall indicate that New Borrower and New Guarantor, as the case may be, is in good standing in such jurisdiction;
(r)Agent shall have received a certificate of insurance for New Borrower and New Guarantor, together with the endorsements thereto, as are required by Section 5.6 of the Credit Agreement, the form and substance of which shall be satisfactory to Agent;
(s)Agent shall have received an opinion of counsel with respect to the New Borrower and New Guarantor in form and substance reasonably satisfactory to Agent;
(t)Agent shall have completed its business, legal, and collateral due diligence with respect to New Borrower and New Guarantor;
(u)Agent shall have completed (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for New Borrower, and (ii) OFAC/PEP searches and customary individual background searches for New Borrower's senior management and key principals, the results of which shall be satisfactory to Agent;
(v)New Borrower and New Guarantor shall have received, or made application for, all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by New Borrower of the Loan Documents or with the consummation of the transactions contemplated thereby;
(w)Payment of all outstanding costs, fees and expenses associated with this Amendment, including without limitation, the costs, fees and expenses required under Section 11 hereof; and
(x)Such additional documents, instruments and agreements as Agent may reasonably request.
9.Additional Covenants.

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(a)The Loan Parties shall diligently pursue and effect the dissolution and liquidation of 7D Surgical International Inc., a Barbados company, as soon as reasonably practicable under Barbados law, and upon such dissolution and liquidation having been completed the Loan Parties shall deliver to Agent filed articles of dissolution, together with such other necessary evidence of dissolution, evidencing that such company has been dissolved. The Loan Parties agree that from and after the date hereof, the Loan Parties shall cause 7D Surgical International Inc., not to enter into or transact any business.
(b)Within ninety (90) days of the date hereof (or such later date as approved by Agent in its sole discretion), Loan Parties shall deliver to Agent evidence that Loan Parties have submitted the appropriate name change request with the United States Patent and Trademark Office and Canadian Intellectual Property Office, respectively, in order to reflect that owner on record for any Patents or Trademarks previously registered in the name of 7D Surgical Inc. will now be registered in the name of 7D Surgical ULC (as successor in interest to 7D Surgical Inc.).
(c)Within thirty (30) days following the date hereof, (or such later date as approved by Agent in its sole discretion), Loan Parties shall deliver to Agent (i) a lenders loss payable endorsement to the property insurance policy for the New Borrower and New Guarantor reflecting Agent, including its successors and/or assigns as lenders loss payable under such property insurance policy, and (ii) a notice of cancellation endorsement for each of the liability and property insurance policies of New Borrower and New Guarantor, in each case in form and substance satisfactory to Agent.
(d)Within fifteen (15) days following the date hereof (or such later date as approved by Agent in its sole discretion), the Loan Parties shall deliver to Agent a duly executed Blocked Account Agreement with Royal Bank of Canada with respect to the account in the name of 7D Canada.
10.Confirmation of Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and Lender, on a joint and several basis, that, as of the date hereof:
(a)The representations and warranties set forth in the Credit Agreement and in the other Loan Documents, each as amended to date, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as the date hereof, with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date.
(b)The representations and warranties set forth in the Guaranty and Security Agreement, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as the date hereof, with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date.

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(c)This Amendment and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(d)The execution, delivery and performance of this Amendment has been duly authorized by all requisite limited liability company, partnership or corporate action, as applicable, on the part of each Loan Party. This Amendment and each other document delivered by it in connection herewith has been duly authorized, executed and delivered to Agent by each Borrower and each Guarantor and each is enforceable in accordance with its terms and is in full force and effect.
(e)No Default or Event of Default has occurred and is continuing on and as of the date hereof or would exist upon the consummation of the transactions contemplated by this Amendment.
11.Costs and Fees. In consideration of Agent and Lender agreeing to amend the Credit Agreement and the other Loan Documents referred to herein, Borrowers shall be responsible for the payment of all reasonable fees of Agent’s outside counsel incurred in connection with the preparation of this Amendment and any related documents.
12.No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent or Lender, nor constitute a waiver of any provision of the Credit Agreement, the other Loan Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing defaults or Events of Default under the Credit Agreement or the other Loan Documents or any of Agent’s or Lender’s rights and remedies in respect of such defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement or the other Loan Documents. This Amendment cannot be amended without the prior written consent of Agent.
13.Miscellaneous.
(a)Continuing Effect of Credit Agreement; Conflicts. Except as expressly modified pursuant hereto, no other changes or modifications to the Credit Agreement or the Loan Documents are intended or implied by this Amendment and in all other respects the Credit Agreement and the Loan Documents hereby are ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment, the Credit Agreement and the Loan Documents, the terms of this Amendment shall govern and control.
(b)Further Assurances. At Loan Parties’ expense, the parties hereto shall execute and deliver such additional documents and take such further action as may be reasonably requested by any other party hereto to effectuate the provisions and purposes of this Amendment.
(c)Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

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(d)Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of each Loan Party made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Agent or Lender, or any closing, shall affect the representations and warranties or the right of Agent and Lender to rely upon them.
(e)Reviewed by Attorneys. Each Loan Party hereby represents and warrants to Agent and Lender that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to discuss this Amendment and have this Amendment reviewed by, such attorneys and other Persons as such Loan Party may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that none of this Amendment or the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and all of the other documents executed pursuant hereto or in connection herewith.
(f)Relationship. Each Loan Party hereby agrees that the relationship among Agent and Lender, on the one hand, and each Loan Party, on the other hand, is that of creditor and debtor and not that of partners or joint venturers. Neither this Amendment nor any of the other Loan Documents constitute a partnership agreement, or any other association among Agent and Lender, on the one hand, and each Loan Party, on the other hand. Each Loan Party acknowledges that Agent and Lender have acted at all times only as a creditor to each Loan Party within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or Lender attempted to exercise any control over the Loan Parties or their respective businesses or affairs. Each Loan Party further acknowledges that, to the knowledge of such Loan Party, Agent and Lender have not taken or failed to take any action under or in connection with its respective rights under the Credit Agreement and the Loan Documents that in any way or to any extent has interfered with or adversely affects any ownership of Collateral by any Loan Party.
(g)Acknowledgement and Reaffirmation. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of Agent and Lender under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Loan Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the date hereof, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Amendment”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each Loan Party hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.
(h)Release; No Action, Claims, Etc. In consideration of Agent’s and Lender’s willingness to enter into this Amendment, each of the Loan Parties hereby releases and

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forever discharges Agent and Lender and each of Agent’s and Lender’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Borrower may have or claim to have against Agent and/or Lender. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against Agent and/or Lender, or any of Agent’s and/or Lender’s officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.
(i)Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Receipt by telecopy, facsimile, email transmission or other electronic transmission acceptable to Agent of any executed signature page to this Amendment shall constitute effective delivery of such signature page.
(j)Severability; Interpretation. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(k)Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
(l)Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
(m)CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; BINDING EFFECT. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; BINDING EFFECT SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
[SIGNATURE PAGES FOLLOW]

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(Signature Page to Omnibus Joinder and Third Amendment to Amended and Restated Credit Agreement and Other Loan Documents)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

PARENT AND GUARANTOR:

SEASPINE HOLDINGS CORPORATION, a Delaware corporation

By:
        John Bostjancic
        Chief Financial Officer

NEW GUARANTOR:

PROJECT MAPLE LEAF HOLDINGS ULC, an unlimited liability company organized under the laws of British Columbia

By:
        Patrick Keran
        Director

EXISTING BORROWERS: SEASPINE ORTHOPEDICS CORPORATION, a Delaware corporation By: John Bostjancic Chief Financial Officer
SEASPINE, INC., a Delaware corporation By: John Bostjancic Chief Financial Officer
ISOTIS, INC., a Delaware corporation By: John Bostjancic Chief Financial Officer

DM3\7661109.4

(Signature Page to Omnibus Joinder and Third Amendment to Amended and Restated Credit Agreement and Other Loan Documents)

SEASPINE SALES LLC, a Delaware limited liability company By: SeaSpine, Inc., its sole member By: John Bostjancic Chief Financial Officer
ISOTIS ORTHOBIOLOGICS, INC., a Washington corporation By: John Bostjancic Chief Financial Officer
THEKEN SPINE, LLC, an Ohio limited liability company By: SeaSpine Orthopedics Corporation, its sole member By: John Bostjancic Chief Financial Officer
NEW BORROWER: SEASPINE ORTHOPEDICS INTERMEDIATECO, INC., a Delaware corporation By: John Bostjancic Chief Financial Officer
7D SURGICAL USA INC., a Delaware corporation By: John Bostjancic Chief Financial Officer

7D SURGICAL ULC, an unlimited liability company organized under the laws of British Columbia

DM3\7661109.4

(Signature Page to Omnibus Joinder and Third Amendment to Amended and Restated Credit Agreement and Other Loan Documents)

By:
    John Bostjancic
    Senior Vice President

AGENT AND A LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association By: Name: Rina Shinoda Title: Authorized Signatory

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EXHIBIT A

Changed Pages to Credit Agreement

AMENDED AND RESTATED CREDIT AGREEMENT
by and among
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION
and
THE LENDERS THAT ARE PARTIES HERETO
as the Lenders,
SEASPINE HOLDINGS CORPORATION,
as Parent and Guarantor, ~~and~~
PROJECT MAPLE LEAF HOLDINGS ULC,
as Guarantor,
and
SEASPINE ORTHOPEDICS CORPORATION,
ISOTIS ORTHOBIOLOGICS, INC.,
ISOTIS, INC., SEASPINE, INC.,
THEKEN SPINE, LLC,
SEASPINE SALES LLC,
SEASPINE ORTHOPEDICS INTERMEDIATECO, INC.,
7D SURGICAL USA INC.,
7D SURGICAL ULC,
as Borrowers
Dated as of July 27, 2018
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TABLE OF CONTENTS
Page
1.    DEFINITIONS AND CONSTRUCTION    ~~1~~2
1.1    Definitions    ~~1~~2
1.2    Accounting Terms    2
1.3    Code    2
1.4    Construction    2
1.5    Time References    3
1.6    Schedules and Exhibits    3
1.7    Currency Matters.    4
1.8    Canadian Terms.    4
1.9    Rates.    4
2.    LOANS AND TERMS OF PAYMENT    ~~4~~5
2.1    Revolving Loans    ~~4~~5
2.2    [Reserved]    ~~5~~7
2.3    Borrowing Procedures and Settlements    ~~5~~7
2.4    Payments; Reductions of Commitments; Prepayments    ~~12~~14
2.5    Promise to Pay; Promissory Notes    ~~16~~18
2.6    Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations    ~~17~~19
2.7    Crediting Payments    ~~19~~21
2.8    Designated Account    ~~19~~21
2.9    Maintenance of Loan Account; Statements of Obligations    ~~19~~22
2.10    Fees    ~~20~~22
2.11    Letters of Credit    ~~20~~23
2.12    LIBOR Option    ~~28~~30
2.13    Capital Requirements    ~~30~~34
2.14    Incremental Facility    ~~31~~35
2.15    Joint and Several Liability of Borrowers    ~~33~~37
3.    CONDITIONS; TERM OF AGREEMENT    ~~37~~41
3.1    Conditions Precedent to the Initial Extension of Credit    ~~37~~41
3.2    Conditions Precedent to all Extensions of Credit    ~~37~~41
3.3    Maturity    ~~37~~42
3.4    Effect of Maturity    ~~37~~42
3.5    Early Termination by Borrowers    ~~38~~42
3.6    Conditions Subsequent    ~~38~~42
4.    REPRESENTATIONS AND WARRANTIES    ~~38~~43
4.1    Due Organization and Qualification; Subsidiaries    ~~39~~43
4.2    Due Authorization; No Conflict    ~~39~~44
4.3    Governmental Consents    ~~40~~44
4.4    Binding Obligations; Perfected Liens    ~~40~~45
4.5    Title to Assets; No Encumbrances    ~~40~~45
4.6    Litigation    ~~41~~45
4.7    Compliance with Laws    ~~41~~46
4.8    No Material Adverse Effect    ~~41~~46
4.9    Solvency    ~~42~~46
4.10    Employee Benefits    ~~42~~46
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4.11    Environmental Condition    ~~42~~47
4.12    Complete Disclosure    ~~42~~47
4.13    Patriot Act    ~~43~~48
4.14    Indebtedness    ~~43~~48
4.15    Payment of Taxes    ~~43~~48
4.16    Margin Stock    ~~43~~48
4.17    Governmental Regulation    ~~43~~49
4.18    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws    ~~44~~49
4.19    Employee and Labor Matters    ~~44~~49
4.20    Parent and Maple Leaf as ~~a~~ Holding ~~Company~~Companies    ~~44~~50
4.21    Leases    ~~45~~50
4.22    Eligible Accounts    ~~45~~50
4.23    Eligible Inventory    ~~45~~50
4.24    Location of Inventory    ~~45~~50
4.25    Inventory Records    ~~45~~50
4.26    Hedge Agreements    ~~45~~50
4.27    Health Care Matters    ~~46~~51
4.28    Regulatory Compliance    ~~47~~53
4.29    Intellectual Property    ~~48~~54
5.    AFFIRMATIVE COVENANTS    ~~49~~55
5.1    Financial Statements, Reports, Certificates    ~~49~~55
5.2    Reporting    ~~49~~55
5.3    Existence    ~~50~~55
5.4    Maintenance of Properties    ~~50~~55
5.5    Taxes    ~~50~~55
5.6    Insurance    ~~50~~55
5.7    Inspection    ~~51~~56
5.8    Compliance with Laws    ~~51~~57
5.9    Environmental    ~~52~~57
5.10    Disclosure Updates    ~~52~~57
5.11    Formation of Subsidiaries    ~~52~~58
5.12    Further Assurances    ~~53~~58
5.13    Lender Meetings    ~~53~~59
5.14    Location of Inventory; Chief Executive Office    ~~54~~59
5.15    Compliance with Health Care Laws.    ~~54~~59
5.16    Protection of Intellectual Property    ~~55~~60
5.17    Collateral Access Agreements    ~~55~~61
5.18    N.L.T. Spine Eligibility    ~~55~~61
5.19    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws    ~~56~~61
5.20    CARES Act    61
5.21    Canadian Pension Plans.    62
6.    NEGATIVE COVENANTS    ~~56~~63
6.1    Indebtedness    ~~56~~63
6.2    Liens    ~~56~~63
6.3    Restrictions on Fundamental Changes    ~~56~~63
6.4    Disposal of Assets    ~~57~~64
6.5    Nature of Business    ~~57~~64
6.6    Prepayments and Amendments    ~~57~~64

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6.7    Restricted Payments    ~~58~~65
6.8    Accounting Methods    ~~58~~65
6.9    Investments    ~~58~~65
6.10    Transactions with Affiliates    ~~58~~65
6.11    Use of Proceeds    ~~59~~66
6.12    Limitation on Issuance of Equity Interests    ~~60~~67
6.13    Inventory with Bailees    ~~60~~67
6.14    Parent as Holding Company    ~~60~~67
6.15    Modifications to Material Contracts    ~~60~~67
6.16    Antilayering    ~~60~~67
6.17    Deposit Accounts    ~~60~~67
6.18    Canada Pension Plan.    67
7.    FINANCIAL COVENANT    ~~60~~68
8.    EVENTS OF DEFAULT    ~~61~~68
8.1    Payments    ~~61~~68
8.2    Covenants    ~~61~~68
8.3    Judgments    ~~61~~69
8.4    Voluntary Bankruptcy, etc    ~~62~~69
8.5    Involuntary Bankruptcy, etc    ~~62~~69
8.6    Default Under Other Agreements    ~~62~~69
8.7    Representations, etc    ~~62~~70
8.8    Guaranty    ~~62~~70
8.9    Security Documents    ~~62~~70
8.10    Loan Documents    ~~63~~70
8.11    Change of Control    ~~63~~70
8.12    Lockbox Instructions    ~~63~~70
8.13    Health Care Laws    ~~63~~70
8.14    Regulatory Authority    ~~64~~71
8.15    Lease Agreements    ~~64~~71
8.16    Integra Supply Agreements    ~~64~~71
8.17    CARES Act.    72
9.    RIGHTS AND REMEDIES    ~~64~~72
9.1    Rights and Remedies    ~~64~~72
9.2    Remedies Cumulative    ~~65~~73
10.    WAIVERS; INDEMNIFICATION    ~~65~~73
10.1    Demand; Protest; etc    ~~65~~73
10.2    The Lender Group’s Liability for Collateral    ~~65~~73
10.3    Indemnification    ~~66~~73
10.4    Currency Indemnity.    74
11.    NOTICES    ~~67~~75
12.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION    ~~68~~76
13.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS    ~~71~~79
13.1    Assignments and Participations    ~~71~~79
13.2    Successors    ~~76~~83

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14.    AMENDMENTS; WAIVERS    ~~76~~84
14.1    Amendments and Waivers    ~~76~~84
14.2    Replacement of Certain Lenders    ~~78~~86
14.3    No Waivers; Cumulative Remedies    ~~79~~86
15.    AGENT; THE LENDER GROUP    ~~79~~87
15.1    Appointment and Authorization of Agent    ~~79~~87
15.2    Delegation of Duties    ~~80~~88
15.3    Liability of Agent    ~~80~~88
15.4    Reliance by Agent    ~~80~~88
15.5    Notice of Default or Event of Default    ~~81~~88
15.6    Credit Decision    ~~81~~89
15.7    Costs and Expenses; Indemnification    ~~82~~90
15.8    Agent in Individual Capacity    ~~82~~90
15.9    Successor Agent    ~~83~~91
15.10    Lender in Individual Capacity    ~~83~~91
15.11    Collateral Matters    ~~84~~92
15.12    Restrictions on Actions by Lenders; Sharing of Payments    ~~86~~94
15.13    Agency for Perfection    ~~86~~94
15.14    Payments by Agent to the Lenders    ~~87~~94
15.15    Concerning the Collateral and Related Loan Documents    ~~87~~94
15.16    Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information    ~~87~~95
15.17    Several Obligations; No Liability    ~~88~~96
16.    WITHHOLDING TAXES    ~~88~~96
16.1    Payments    ~~88~~96
16.2    Exemptions    ~~89~~97
16.3    Reductions    ~~91~~99
16.4    Refunds    ~~92~~99
17.    GENERAL PROVISIONS    ~~92~~100
17.1    Effectiveness    ~~92~~100
17.2    Section Headings    ~~92~~100
17.3    Interpretation    ~~92~~100
17.4    Severability of Provisions    ~~92~~100
17.5    Bank Product Providers    ~~93~~100
17.6    Debtor-Creditor Relationship    ~~93~~101
17.7    Counterparts; Electronic Execution    ~~94~~101
17.8    Revival and Reinstatement of Obligations; Certain Waivers    ~~94~~101
17.9    Confidentiality    ~~95~~102
17.10    Survival    ~~96~~104
17.11    Patriot Act; Due Diligence    ~~97~~104
17.12    Integration    ~~97~~105
17.13    SeaSpine Orthopedics as Agent for Borrowers    ~~97~~105
17.14    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    ~~98~~105
17.15    Amendment and Restatement of the Original Credit Agreement    ~~98~~106
17.17    Reaffirmation of Loan Documents; Reaffirmation of Security Interest; Guarantor Acknowledgement    ~~100~~108
17.18    ULC Shares.    108

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EXHIBITS AND SCHEDULES
Exhibit A-1	—	Form of Assignment and Acceptance
Exhibit B-1	—	Form of Borrowing Base Certificate
Exhibit C-1	—	Form of Compliance Certificate
Exhibit G-1	—	Amended and Restated Disclosure Schedules to Guaranty and Security Agreement
Exhibit L-1	—	Form of LIBOR Notice
Exhibit P-1	—	Form of Perfection Certificate
Schedule A-1	—	Agent’s Account
Schedule A-2	—	Authorized Persons
Schedule C-1	—	Commitments
Schedule D-1	—	Designated Account
Schedule P-1	—	Permitted Investments
Schedule P-2	—	Permitted Liens
Schedule R-1	—	Real Property Collateral
Schedule 3.1	—	Conditions Precedent
Schedule 3.6	—	Conditions Subsequent
Schedule 4.1 (b)	—	Capitalization of Borrowers
Schedule 4.1(c)	—	Capitalization of Borrowers’ Subsidiaries
Schedule 4.1(d)	—	Subscriptions, Options, Warrants, Calls
Schedule 4.6 Schedule 14.10(b)	— —	Litigation Canadian Employee Plan
Schedule 4.11	—	Environmental Matters
Schedule 4.14	—	Permitted Indebtedness
Schedule 4.24	—	Location of Inventory
Schedule 4.29	—	Intellectual Property
Schedule 5.1	—	Financial Statements, Reports, Certificates
Schedule 5.2	—	Collateral Reporting
Schedule 6.5	—	Nature of Business

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AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of July 27, 2018, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), the financial institutions who are or hereafter become parties to this Agreement as lenders (together with Wells Fargo, collectively the “Lenders”, and each individually, a “Lender”), SEASPINE HOLDINGS CORPORATION, a Delaware corporation (“Parent”), ~~as Parent and as Guarantor, SEASPINE~~PROJECT MAPLE LEAF HOLDINGS ULC, an unlimited liability company organized under the laws of British Columbia (“Maple Leaf”; together with Parent, individually and collectively “Guarantor”), SEASPINE ORTHOPEDICS CORPORATION, a Delaware corporation (“SeaSpine Orthopedics“), SEASPINE, INC., a Delaware corporation (“SeaSpine Inc.”), ISOTIS, INC., a Delaware corporation (“IsoTis Inc.”), SEASPINE SALES LLC, a Delaware limited liability company (“SeaSpine Sales”), THEKEN SPINE, LLC, an Ohio limited liability company (“Theken Spine”), ~~and~~ ISOTIS ORTHOBIOLOGICS, INC., a Washington corporation (“IsoTis OrthoBiologics”), SEASPINE ORTHOPEDICS INTERMEDIATECO, INC., a Delaware corporation (“SeaSpine Ortho Intermediate”), 7D SURGICAL USA INC., a Delaware corporation (“7D USA”), 7D SURGICAL ULC, an unlimited liability company organized under the laws of British Columbia (“7D Canada”; together with SeaSpine Orthopedics, SeaSpine Inc., IsoTis Inc., Theken Spine, ~~and~~ SeaSpine Sales, IsoTis OrthoBiologics, SeaSpine Ortho Intermediate and 7D USA are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).
WHEREAS, Borrowers are party to that certain Credit Agreement dated as of December 24, 2015 (the “Initial Closing Date”) by and among Borrowers, Lenders, and Agent (as amended, the “Original Credit Agreement”), which is being amended and restated in connection herewith pursuant to this Agreement;
WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement (and the Borrowers have agreed to continue to secure all of their Obligations under the Original Credit Agreement and the “Loan Documents” entered into in connection therewith by continuing their grant of a security interest in and lien upon the Collateral described herein and in the Guaranty and Security Agreement), upon the terms and provisions and subject to the conditions set forth herein;
WHEREAS, this Agreement shall become effective upon the execution of this Agreement by Borrowers, Agent and Lenders and upon the satisfaction of the conditions contained in Section 3.1 hereof; and
WHEREAS, Borrowers have requested that Lenders continue to make available to Borrowers the financing facilities as described herein. Lenders are willing to continue to extend such credit to Borrowers under the terms and conditions herein set forth.
The parties agree as follows:
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DEFINITIONS AND CONSTRUCTION.
Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.
Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the terms “Parent” and “Borrowers” are used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.
Code. ~~Any~~Subject to Section 1.8, any terms used in this Agreement that are defined in the Code, shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.
Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions,

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modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e)  the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.
Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Pacific standard time or Pacific daylight saving time, as in effect in Los Angeles, California on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.
Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
1.Currency Matters. Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to Agent shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all calculations, comparisons,

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measurements or determinations under this Agreement, shall be made in Dollars. For the purpose of all calculations, comparisons, measurements or determinations hereunder, including all financial performance or results and all calculations with respect to financial ratios and/or financial covenants, including calculation of the component parts thereof (such as EBITDA, etc.), amounts denominated in other currencies shall be converted to the Dollar Equivalent thereof at the Exchange Rate in effect on the day of determination. If Agent shall receive payment in a currency other than the currency in which the Obligations are due, whether pursuant to the exercise of control under a securities account control agreement or deposit account control agreement, or as proceeds or realization of the Collateral or otherwise, then Agent shall be authorized to convert such amounts at the Exchange Rate in effect on the day of determination to the currencies in which such Obligations are due for application thereto. All financial statements, Borrowing Base Certificate, and the Compliance Certificate shall be set forth in Dollars.
2.Canadian Terms. In this Agreement, (i) any term defined in this Agreement by reference to the “UCC” or “Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of Agent, (ii) all references in this Agreement to “Article 8 of the Code” or “Article 8 of the Uniform Commercial Code” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario) and the Securities Transfer Act (British Columbia), as applicable), (iii) all references in this Agreement to the United States Copyright Office or the United States Patent and Trademark Office shall be deemed to refer also to the Canadian Intellectual Property Office, (iv) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, (v) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial and territorial securities laws in Canada, (vi) all references to “state or federal bankruptcy laws” shall be deemed to refer also to any insolvency proceeding occurring in Canada or under Canadian law, (vii) all calculations of Dollar amounts which utilize amounts expressed in Canadian Dollars shall be made using the Dollar Equivalent of such Canadian Dollar amounts at the Exchange Rate and (viii) all financial statements required to be delivered to Agent or Lenders hereunder shall be presented in Dollars.
3.Rates. The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject to regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such

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benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. The London interbank offered rate, which may be one of the benchmark rates with reference to which the interest rate on Loans may be determined, is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for the London interbank offered rate for: (a) Canadian Dollars will be December 31, 2021, (b) Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (c) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Rate Loans or Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of London interbank offered rates. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.12(d)(iii), such Section 2.12(d)(iii) provides a mechanism for determining an alternative rate of interest. The Agent will notify the Borrower, pursuant to Section 2.12(d)(iii), of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) is based. However, Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(d)(iii), will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming

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Changes. Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
LOANS AND TERMS OF PAYMENT.
Revolving Loans.
Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Revolving Loans”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of:
such Lender’s Revolver Commitment, or
such Lender’s Pro Rata Share (subject to Section 2.3(c)) of an amount equal to the lesser of:
the amount equal to (l) the Maximum Revolver Amount less (2) the sum of (y) the Letter of Credit Usage at such time, plus (z) the principal amount of Swing Loans outstanding at such time, and
(B)    the amount equal to (1) the Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(c)), less the sum of (1) the Letter of Credit Usage at such time, plus (2) the principal amount of Swing Loans outstanding at such time.
Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement.
Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves and against the Borrowing Base or the Maximum Revolver Amount; provided, that Agent shall endeavor to notify Borrowers at or before the time any such reserve in a material amount is to be established or increased, but a non-willful

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failure of Agent to so notify Borrowers shall not be a breach of this Agreement and shall not cause such establishment or increase of a reserve to be ineffective. The amount of any Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of Eligible Accounts, Eligible Finished Goods Inventory, Eligible Inventory, Eligible Raw Material Inventory, Eligible Unbilled Accounts and Eligible Work-in-Process Inventory shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change in eligibility, shall continue only so long as such event, condition or circumstances continue, and shall not be duplicative of any other reserve established and currently maintained. Upon establishment or increase in Reserves, Agent agrees to make itself available to discuss the Reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion. In no event shall such opportunity limit the right of Agent to establish or change such Reserve, unless Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Reserve or such change no longer exists or has otherwise been adequately addressed by Borrowers.
[Reserved].
Borrowing Procedures and Settlements.
Procedure for Borrowing Revolving Loans. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent (which may be delivered through Agent’s electronic platform or portal) and received by Agent no later than 11:00 a.m. (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, (ii) on the Business Day that is one (1) Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, and (iii) on the Business Day that is three (3) Business Days prior to the requested Funding Date in the case of all other requests, specifying (A) the amount of such Borrowing, and (B) the requested Funding Date (which shall be a Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m. on the applicable Business Day. All Borrowing requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent’s authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan.
Making of Swing Loans. In the case of a Revolving Loan and so long as (i) either (A) the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan does not exceed $3,000,000, or (B) Swing Lender, in its sole discretion, agrees to make a Swing Loan notwithstanding the foregoing limitation, and (ii) the requested Revolving Loan meets the requirements of Section 2.1(a), Swing Lender shall make a Revolving Loan (any such Revolving Loan made by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and all such Revolving Loans being referred to as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds in the amount of such Borrowing to the Designated Account. Each Swing Loan

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shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Revolving Loans and Obligations, and bear interest at the rate then applicable from time to time to Revolving Loans.
Making of Revolving Loans.
In the event that Swing Lender is not obligated to make (or does not make) a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a)(i), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is (A) in the case of a Base Rate Loan, at least one (1) Business Day prior to the requested Funding Date, or (B) in the case of a LIBOR Rate Loan, prior to 11:00 a.m. at least three (3) Business Days prior to the requested Funding Date for Base Rate Loans. If Agent has notified the Lenders of a requested Borrowing on the Business Day that is (y) three (3) Business Days prior to the requested Funding Date in the case of LIBOR Rate Loans and (z) one (1) Business Day prior to the requested Funding Date for Base Rate Loans, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, that subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.
Unless Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of such requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to

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immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.
Protective Advances and Optional Overadvances.
Any contrary provision of this Agreement or any other Loan Document notwithstanding, at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers, on behalf of the Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (the Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”).
Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $3,000,000, and (B) after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by this Section 2.3(d), regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Revolving Loans to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers (or any other Loan Party), which shall continue to be bound by the provisions of Section 2.4(e)(i).
Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be eligible to be a LIBOR Rate Loan. Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon shall be payable to Agent solely for its own account. Each Revolving Lender shall be obligated to settle with Agent as provided in

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Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance. The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.
Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans, subject to Sections 2.3(b) and 2.3(c). Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers or any other Loan Party) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Swing Loans and Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:
Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Extraordinary Advances, and (3) with respect to Borrowers’ or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Swing Loans, and Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Swing Loans, and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.
In determining whether a Lender’s balance of the Revolving Loans (including Swing Loans and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of

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payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.
Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Lender’s Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, payments or other amounts of Parent, Borrowers or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.
Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).
Notation. Consistent with Section 13.1(h), Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount and stated interest of the Revolving Loans owing to each Lender, including the Swing Loans owing to Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
Defaulting Lenders.
Notwithstanding the provisions of Section 2.4(b)(iii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (B) second, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (C) third, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (D) fourth, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (E) fifth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of

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Revolving Loans (or other funding obligations) hereunder, and (F) sixth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(iii). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers). The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.
If any Swing Loan or Letter of Credit is outstanding or is issued at the time that a Lender is or becomes a Defaulting Lender then:
such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Pro Rata Share of Revolver Usage plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;

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if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one (1) Business Day following notice by ~~the~~ Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to ~~the~~ Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also Issuing Bank;
if Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;
to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;
to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;
so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii) or (y) the Swing Lender or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Bank, as applicable, and Borrowers to eliminate the Swing Lender’s or Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and
Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to Issuing Bank and Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d). Subject to Section 17.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
Independent Obligations. All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit)

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hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
Payments; Reductions of Commitments; Prepayments.
Payments by Borrowers.
Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:30 p.m. on the date specified herein. Any payment received by Agent later than 1:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
Apportionment and Application.
So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.
Subject to Section 2.4(b)(v) and Section 2.4(e), all payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:
first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full, second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full, third, to pay interest due in respect of all Protective Advances until paid in full,

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fourth, to pay the principal of all Protective Advances until paid in full, fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full, sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full, seventh, to pay interest accrued in respect of the Swing Loans until paid in full, eighth, to pay the principal of all Swing Loans until paid in full, ninth, to pay interest accrued in respect of the Revolving Loans (other than Protective Advances) until paid in full, tenth, ratably
to pay the principal of all Revolving Loans until paid in full, to Agent, to be held by Agent, for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof), ratably, ~~(~~after taking into account any amounts previously paid pursuant to this clause (iii~~.~~) during the continuation of the applicable Application Event to the Bank Product Providers based upon amounts then certified by each applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations (but not in excess of the Bank Product Reserve established for the Bank Product Obligations of such Bank Product Provider and with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof), eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders;
twelfth, ratably to pay any Obligations owed to Defaulting Lenders; and

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thirteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).
In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or pre-payable) under any provision of this Agreement or any other Loan Document.
For purposes of Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.
Reserved.
Reserved.
Mandatory Prepayments.
Borrowing Base. If, at any time, (A) the Revolver Usage on such date exceeds (B) the lesser of (x) the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, or (y) the Maximum Revolver Amount, in all cases as adjusted for Reserves established by Agent in accordance with Section 2.1(c), then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the amount of such excess.
Dispositions. Within one (1) Business Day of the date of receipt by Parent, any Borrower or any of their Subsidiaries of the net cash proceeds of any sale or disposition by Parent, any such Borrower or any such Subsidiary of assets (excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (j), (k), (l), (m), or (n) of the definition of Permitted Dispositions), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 100% of such net cash proceeds received by such Person in connection with such sales or dispositions; provided that the Commitment shall not be reduced and, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) such Borrower shall have given Agent prior written notice of such Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition, (C) the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest, and (D) Parent, such Borrower or any such Subsidiary, as applicable, completes such replacement or purchase within 180 days after the initial receipt of such monies, then the Loan Party whose assets

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were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition unless and to the extent that such applicable period shall have expired without such replacement or purchase being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 2.4(f)(ii). Nothing contained in this Section 2.4(e)(ii) shall permit Parent, any Borrower or any of their Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.
Application of Payments.
Each prepayment pursuant to Section 2.4(e)(i) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).
Each prepayment pursuant to Section 2.4(e)(ii) shall (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).
Promise to Pay; Promissory Notes.
Borrowers agree to pay (x) all non-out-of-pocket Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred, and (ii) the date on which demand therefor is made by Agent (provided that if demand therefor is made on a day that is not a Business Day or after 10:00 a.m. on a Business Day, such Lender Group Expenses shall be due and payable on the next Business Day) (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)), and (y) all out-of-pocket Lender Group Expenses within thirty days of the date on which demand therefor is made by Agent. Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.
Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes. In such event, Borrowers shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by Agent and reasonably satisfactory to Borrowers. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall

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at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.
Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.
Interest Rates. Except as provided in Section 2.6(c) and Section 2.12(d), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:
if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.
Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(k)) that shall accrue at a per annum rate equal to the LIBOR Rate Margin times the average amount of the Letter of Credit Usage during the immediately preceding month (or portion thereof),
Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of Agent or the Required Lenders, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable thereunder, and the Letter of Credit Fee shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.
Payment. Except to the extent provided to the contrary in Section 2.10, Section 2.11(k) or Section 2.12(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k) shall be due and payable, in arrears, on the first Business Day of each month, (iii) all non-out-of-pocket costs, expenses and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)) and (iv) all out-of-pocket audit, field exam, appraisal, ~~UCC search~~Code and PPSA lien searches, valuation and other out-of-pocket costs, expenses and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable on the 30th day after the date on which demand therefor is made by Agent. Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account (A) on the first day of each month, all interest accrued during the prior month on the Revolving Loans hereunder, (B) on the first Business Day of each month, all Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a), (D) on the first day of each month, the Unused Line Fee accrued during the prior month pursuant to Section 2.10(b), (E) as and when incurred or accrued, all non-out-of-pocket charges or fees payable hereunder pursuant to Section 2.10(c), (F) if Borrowers do not pay any such Lender Group Expenses within 30 days of the date of Borrowers’ receipt of written notice thereof, all

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out-of-pocket audit, field exam, appraisal, ~~UCC search~~Code and PPSA lien searches, valuation and other out-of-pocket costs payable hereunder pursuant to Section 2.10(c), (G) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (H) [reserved], (I) if Borrowers do not pay any other Lender Group Expenses within 30 days of the date of Borrowers’ receipt of written notice thereof, all other Lender Group Expenses, and (J) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products); provided, that if such amounts are not paid and, instead, are charged to the Loan Account, they shall be charged thereto as of the day on which the item was first due and payable or incurred or accrued without regard to the applicable delay and such amounts shall accrue interest from such original date; provided further, that the applicable delays set forth in the foregoing clauses (F) and (I) and clause (iii) of the foregoing sentence shall not be applicable (and Agent shall be entitled to immediately charge to the Loan Account) at any time that an Event of Default has occurred and is continuing. All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement).
Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest. Each Loan Party confirms that it understands and is able to calculate the rate of interest applicable to advances made under this Agreement based on the methodology for calculating per annum rates provided for herein. Each Loan Party irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to this Agreement or any other Loan Documents, that the interest payable hereunder and the calculation thereof has not been adequately disclosed to them as required pursuant to Section 4 of the Interest Act (Canada).
Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess. Without limiting the foregoing,

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if any provision of this Agreement would oblige a Canadian Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by the applicable Requirements of Law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (i) first, by reducing the amount or rate of interest required to be paid to the affected Lender under this Section; and (ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada). If, notwithstanding the provisions of this Section 2.6(f), and after giving effect to all adjustments contemplated thereby, any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then such excess shall be applied by Agent and the Lenders to the reduction of the principal balance of any Borrowings outstanding, in Bank’s discretion, and not to the payment of interest or if such excessive interest exceeds the principal balance of any Borrowings, such excess shall be refunded to the Canadian Borrower.
Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 1:30 p.m. If any payment item is received into Agent’s Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
Designated Account. Agent is authorized to make the Revolving Loans, and Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Revolving Loan or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.
Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Revolving Loans (including Protective Advances, Extraordinary Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Issuing Bank for Borrowers’ account, and, subject to the delays set forth in clauses (F) and (I) of Section 2.6(d) (if applicable), with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all

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payments received by Agent from Borrowers or for Borrowers’ account. Agent shall make available to Borrowers monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 45 days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.
Fees.
Agent Fees. Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.
Unused Line Fee. Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the Average Revolver Usage during the immediately preceding month (or portion thereof), which Unused Line Fee shall be due and payable, in arrears, on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.
Field Examination and Other Fees. Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per examiner, plus reasonable out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Borrower performed by or on behalf of Agent, and (ii) the fees, charges or expenses paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral, or any portion thereof, or to assess Parent’s, any Borrower’s or any of their Subsidiaries’ business valuation.
Letters of Credit.
Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Maturity Date, Issuing Bank agrees to issue a requested standby Letter of Credit or a sight commercial Letter of Credit for the account of Borrowers. By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Issuing Bank and reasonably in advance of the requested date of issuance, amendment, renewal, or extension and (iii) subject to Issuing Bank’s authentication procedures with results satisfactory to Issuing Bank. Each such request shall be in form and substance reasonably satisfactory to Agent and Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment,

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renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances. Issuing Bank’s records of the content of any such request will be conclusive. Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property, or (y) an employment contract.
Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:
the Letter of Credit Usage would exceed $1,000,000, or
the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Revolving Loans (including Swing Loans) at such time, or the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the Revolving Loans (inclusive of Swing Loans) at such time.
In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii)  Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, Issuing Bank shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will not or may not be in United States Dollars.
Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing of any issuance of a Letter of Credit no later than the Business Day prior to the Business Day on which such Issuing Bank issues any Letter of Credit. In addition, each Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn

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amount of each Letter of Credit issued by such Issuing Bank during the prior calendar week. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars or, with the prior written consent of Agent, payable in a foreign currency. If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear.
Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Revolving Lenders, Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set

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forth in Section 3. If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of this Agreement, any Letter of Credit, any Issuer Document, or any Drawing Document referred to in or related to any Letter of Credit, or any action or proceeding arising out of any of the foregoing (whether administrative, judicial or in connection with arbitration); in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.
The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Base Rate Loans hereunder. Borrowers shall take action to avoid and mitigate

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the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure.
Borrowers are responsible for the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Issuing Bank, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. If Borrowers request Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against Issuing Bank; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among Issuing Bank and Borrowers. Borrowers will examine the copy of the Letter of Credit and any other documents sent by Issuing Bank in connection therewith and shall promptly notify Issuing Bank (not later than three (3) Business Days following Borrowers’ receipt of documents from Issuing Bank) of any non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. Borrowers understand and agree that Issuing Bank is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify Agent and Issuing Bank at least 30 calendar days before Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.
Borrowers’ reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, provided, that subject to Section 2.11(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment by a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit.

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Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:
honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;
honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;
the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);
acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;
any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to Borrowers;
any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;
assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;
acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;
honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;
dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
Borrowers shall pay immediately upon demand to Agent for the account of Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)): (i) a fronting fee

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which shall be imposed by Issuing Bank equal to 0.15% per annum times the average amount of the Letter of Credit Usage during the immediately preceding month (or portion thereof) plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations). Borrowers further agree that, to the extent Agent consents to any Letter of Credit being payable in a foreign currency, upon issuance of any such Letter of Credit, Agent shall establish a reserve against the Borrowing Base in an amount equal to twenty percent (20%) of the face amount of each such Letter of Credit.
If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or there shall be imposed on Issuing Bank or any other member of the Lender Group any other condition regarding any Letter of Credit, Loans, or obligations to make Loans hereunder, and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five (5) Business Days prior to the Maturity Date. Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such

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commercial Letter of Credit and (ii) five (5) Business Days prior to the Maturity Date.
If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter of Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.11(n) upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage. If Borrowers fail to provide Letter of Credit Collateralization as required by this Section 2.11(n), the Revolving Lenders may (and, upon direction of Agent, shall) advance, as Revolving Loans the amount of the cash collateral required pursuant to the Letter of Credit Collateralization provision so that the then existing Letter of Credit Usage is cash collateralized in accordance with the Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied).
Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.
The provisions of this Section 2.11 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.
At Borrowers’ cost and expense, Borrowers shall execute and deliver to Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Issuing Bank to enable Issuing Bank to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Borrower irrevocably appoints Issuing Bank as its attorney-in-fact and authorizes Issuing Bank, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit

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and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.
LIBOR Option.
Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Revolving Loans (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers have properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon the LIBOR Rate.
LIBOR Election.
Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. at least one (1) Business Day prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline. Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.
Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.
Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than five LIBOR Rate Loans in effect at any given time. Borrowers may only exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.
Conversion; Prepayment. Borrowers may convert LIBOR Rate Loans to Base Rate Loans or prepay LIBOR Rate Loans at any time; provided, that in the event that LIBOR Rate Loans are

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converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12(b)(ii).
Special Provisions Applicable to LIBOR Rate.
The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).
~~In the~~Subject to the provisions set forth in Section 2.12(d)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option with respect to such Lender until such Lender determines that it would no longer be unlawful or impractical to do so.
(1)Benchmark Replacement Setting.
(1)Benchmark Replacement. (1) Notwithstanding anything to the contrary herein or in any other Loan Document if a Benchmark Transition Event or an Early Opt-in Election as applicable, and its related Benchmark Replacement Date have occurred prior

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to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If an Unadjusted Benchmark Replacement Rate is SOFR Average, all interest payments will be on a monthly basis.
(2)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (2) shall not be effective unless Agent has delivered to the Lenders and Administrative Borrower a Term SOFR Notice. For the avoidance of doubt, Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.
(2)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(3)Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d)(iii)(D) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(d)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).

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(4)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(5)Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Administrative Borrower may revoke any request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(6)London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for the London interbank offered rate for: (i) Canadian Dollars will be December 31, 2021, (ii) Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (iii) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate for each of the aforementioned currencies pursuant to the terms of this Agreement and that any obligation of Agent to notify any parties of any such Benchmark Transition Event pursuant to Section 2.12(d)(iii)(C) shall be deemed satisfied.
No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.
Capital Requirements.
If, after the date hereof, Issuing Bank or any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding

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companies, or (ii) compliance by Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, such Lender’s, or such holding companies’ capital or liquidity as a consequence of Issuing Bank’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank or such Lender to be material, then Issuing Bank or such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s or such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.11(l) or Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then, at the request of Administrative Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or

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assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain LIBOR Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may designate a different Issuing Bank or substitute a Lender or prospective Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.
Notwithstanding anything herein to the contrary, the protection of Sections 2.11(l), 2.12(d), and 2.13 shall be available to Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
Incremental Facility.
(a)At any time during the period from and after the Closing Date through but excluding the date that is the ~~second~~third year anniversary of the Closing Date, at the option of Borrowers (but subject to the conditions set forth in clause (b) below), the Revolver Commitments and the Maximum Revolver Amount may be increased by an amount in the aggregate not to exceed the Available Increase Amount (each such increase, an “Increase”). Agent shall invite each Lender to increase its Revolver Commitments (it being understood that no Lender shall be obligated to increase its Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by Borrowers, and if sufficient Lenders do not agree to increase their Revolver Commitments in connection with such proposed Increase, then Agent or Borrowers may invite any prospective lender who is reasonably satisfactory to Agent and Borrowers to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $5,000,000 and integral multiples of $5,000,000 in excess thereof. In no event may the Revolver Commitments and the Maximum Revolver Amount be increased

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pursuant to this Section 2.14 on more than two (2) occasions in the aggregate for all such Increases. Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the Revolver Commitments exceed the Available Increase Amount.
(b)Each of the following shall be conditions precedent to any Increase of the Revolver Commitments and the Maximum Revolver Amount in connection therewith:
(i)Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrowers to provide the applicable Increase and any such Lenders (or prospective lenders), Borrowers, and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrowers, and Agent are party,
(ii)each of the conditions precedent set forth in Section 3.2 are satisfied,
(iii)if any Loan Party or any of its Subsidiaries owns any Margin Stock or is acquiring any Margin Stock in connection with the transactions that are contemplated to be consummated in connection with such Increase, Borrowers shall deliver to Agent a description of any such Margin Stock being acquired, together with an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board,
(iv)Borrowers have delivered to Agent updated pro forma Projections (after giving effect to the applicable Increase) for the Loan Parties and their Subsidiaries evidencing compliance on a pro forma basis with Section 7 for the twelve months (on a month-by-month basis) immediately following the proposed date of the applicable Increase (calculated as if a Covenant Testing Period was in effect during the entire twelve month period), and
(v)Borrowers shall have reached agreement with the Lenders (or prospective lenders) agreeing to the increased Revolver Commitments with respect to the interest margins applicable to Revolving Loans to be made pursuant to the increased Revolver Commitments (which interest margins may be with respect to Revolving Loans made pursuant to the increased Revolver Commitments, higher than or equal to the interest margins applicable to Revolving Loans set forth in this Agreement immediately prior to the date of the increased Revolver Commitments (the date of the effectiveness of the increased Revolver Commitments and the Maximum Revolver Amount, the “Increase Date”)) and shall have communicated the amount of such interest margins to Agent. Any Increase Joinder may, with the consent of Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary to effectuate the provisions of this Section 2.14 (including any amendment necessary to effectuate the interest margins for the Revolving Loans to be made pursuant to the increased Revolver Commitments).
(c)Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Revolver Commitments and Maximum Revolver Amount pursuant to this Section 2.14.
(d)Each of the Lenders having a Revolver Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new

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or additional Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolver Commitments.
(e)The Revolving Loans, Revolver Commitments, and Maximum Revolver Amount established pursuant to this Section 2.14 shall constitute Revolving Loans, Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Revolver Commitments and Maximum Revolver Amount.
Joint and Several Liability of Borrowers.
Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.
If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations until such time as all of the Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.
The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.
Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for

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performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower. Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any

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Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender. Each of the Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of the Borrowers. Each of the Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Borrowers hereunder except to the extent the Obligations have been paid.
Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have

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been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.
Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.15, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising. Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.
Each of the Borrowers hereby acknowledges and affirms that it understands that to the extent the Obligations are secured by Real Property located in California, the Borrowers shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such Borrower’s right to proceed against any other Loan Party. In accordance

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with Section 2856 of the California Civil Code or any similar laws of any other applicable jurisdiction, each of the Borrowers hereby waives until such time as the Obligations have been paid in full:
all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the Borrowers by reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Civil Code or any similar laws of any other applicable jurisdiction;
all rights and defenses that the Borrowers may have because the Obligations are secured by Real Property located in California, meaning, among other things, that: (A) Agent, the other members of the Lender Group, and the Bank Product Providers may collect from the Borrowers without first foreclosing on any real or personal property collateral pledged by any Loan Party, and (B) if Agent, on behalf of the Lender Group, forecloses on any Real Property Collateral pledged by any Loan Party, (1) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Lender Group may collect from the Loan Parties even if, by foreclosing on the Real Property Collateral, Agent or the other members of the Lender Group have destroyed or impaired any right the Borrowers may have to collect from any other Loan Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses the Borrowers may have because the Obligations are secured by Real Property (including any rights or defenses based upon Sections 580a, 580d, or 726 of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction); and
all rights and defenses arising out of an election of remedies by Agent, the other members of the Lender Group, and the Bank Product Providers, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed the Borrowers' rights of subrogation and reimbursement against any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction or otherwise.
CONDITIONS; TERM OF AGREEMENT.
Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 to this Agreement (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).
Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other

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credit hereunder) at any time shall be subject to the following conditions precedent (except solely with respect to subsection (d) hereof, after the initial Revolving Loans on the Closing Date in an amount sufficient to pay fees, costs and expenses in an amount equal to the amount set forth on the Flow of Funds Agreement):
Agent shall have received from Borrowers a Borrowing Base Certificate regarding the Borrowing Base then in effect;
the representations and warranties of Parent, each Borrower and their Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.
Maturity. The Commitments shall continue in full force and effect for a term ending on the Maturity Date (unless terminated earlier in accordance with the terms hereof).
Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations (other than Hedge Obligations) in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent and will redeliver to Borrowers or their representatives any possessory Collateral in Agent’s possession.
Early Termination by Borrowers. Borrowers have the option, at any time upon ten (10) Business Days prior written notice to Agent, to repay all of the Obligations in full and terminate the Commitments. The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers

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may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).
Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 to this Agreement (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).
REPRESENTATIONS AND WARRANTIES.
In order to induce the Lender Group to enter into this Agreement, each of Parent, Maple Leaf and each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or any other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:
Due Organization and Qualification; Subsidiaries.
Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state (or in the case of the Canadian Loan Parties, province or territory) where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own or lease and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
Set forth on Schedule 4.1(b) to this Agreement (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Equity Interests of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding, except that such Schedule does not reflect and Borrowers shall have no obligation to update such Schedule to reflect any securities issues pursuant to the employee stock option plan or employee stock purchase plan, each as disclosed to Agent in the Perfection Certificate.
Set forth on Schedule 4.1(c) to this Agreement (as such Schedule may be updated from time to time to reflect changes

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resulting from transactions permitted under this Agreement) is a complete and accurate list of the Parent’s direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.
Except as set forth on Schedule 4.1(d) to this Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of any of Parent’s direct or indirect Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.
Due Authorization; No Conflict.
As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.
As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under (A) any Patent License applicable to any Eligible Inventory or (B) any other Material Contract, except to the extent for purposes of this clause (B), any such conflict, breach or default (1) could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect and (2) does not prohibit or give rise to an event of default if such Material Contract or the rights therein are pledged, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with the United States Securities and Exchange Commission, which will be

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made timely, and with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.
Binding Obligations; Perfected Liens.
Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 7(k)(iv) of the Guaranty and Security Agreement or the Canadian Security and Pledge Agreement, as applicable, and subject only to the filing of financing statements, the recordation of the Intellectual Property Security Agreements, in each case, in the appropriate filing offices as required under the Code ~~and~~, the PPSA, the United States Patent and Trademark Office, the Canadian Intellectual Property Office and any other applicable offices), and first priority Liens, subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, the interests of lessors under Capital Leases or Liens described in clause (k) of the definition of Permitted Liens.
Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective material assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.
Litigation.
There are no actions, suits, or proceedings pending or, to the knowledge of any Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.
Schedule 4.6(b) to this Agreement sets forth a complete and accurate description of each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $100,000 that, as of the Closing Date, is pending or, to the knowledge of any Borrower, after due inquiry, threatened against a Loan Party or any of its Subsidiaries.

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There are no pending (or, to the knowledge of any Borrower, after due inquiry, threatened in writing), Health Care Proceedings commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator against or affecting Parent, any Borrower or any of their Subsidiaries, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. There are no facts, circumstances or conditions that could reasonably be expected to form the basis for any Health Care Proceeding against or affecting Parent, any Borrower or any of their Subsidiaries, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.
Compliance with Laws. Neither Parent, any Borrower nor any of their respective Subsidiaries (a) is in violation of any Requirement of Law (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
No Material Adverse Effect. Except as noted therein, all historical financial statements relating to Parent and its Subsidiaries that have been delivered to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes, appropriate format, and being subject to year-end audit adjustments) and present fairly in all material respects, Parent’s and its Subsidiaries’ combined and/or consolidated financial condition as of the date thereof and results of operations for the period then ended, in conformity with GAAP. Since December 31, 2017, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect.
Solvency.
Each Loan Party is Solvent.
No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
Employee Benefits.
1.1.2.No Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.
1.1.3.Schedule 4.10(b) lists each Canadian Employee Plan (including the applicable registration number(s) and any such plan which contains a defined benefit provision), as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada) and, except as could not reasonably result in a Material Adverse Effect, (i) none of the Canadian Employee Plans provide retiree welfare benefits or retiree life insurance benefits; (ii) the Canadian Pension Plans are registered under the Income Tax Act (Canada) and all other

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applicable laws which require registration and to the knowledge of the Loan Parties, no event has occurred which is reasonably likely to cause the loss of such registered status; (iii) except as could not reasonably be expected to result in a Material Adverse Effect, all material obligations of each of the Loan Parties required to be performed in connection with the Canadian Employee Plans have been performed in a timely fashion, in accordance with the terms of the particular plan, applicable law and the terms of all applicable collective bargaining agreements, participation agreements, employment contracts and funding agreements; (iv) except as could not reasonably be expected to result in a Material Adverse Effect, all employer and employee payments and contributions (including “normal cost”, “special payments” and any other required payments in respect of any funding deficiencies or shortfalls) required to be withheld, made, remitted or paid by the Loan Parties to or in respect of each Canadian Employee Plan have been withheld, made, remitted or paid on a timely basis in accordance with the terms of such plans, any applicable collective bargaining agreement, participation agreement, employment contract and all applicable law; (v) to the knowledge of the Loan Parties, no condition exists and no event or transaction has occurred with respect to any Canadian Employee Plan that is reasonably likely to result in any Loan Party incurring any liability, fine or penalty; (vi) no Lien has arisen or exists in respect of a Loan Party or its property in connection with any Canadian Employee Plan; (vii) to the knowledge of the Loan Parties, there are no material outstanding disputes concerning the assets or liabilities of any Canadian Employee Plan; and (viii) no Loan Party participates in, contributes to or is obligated to contribute to a Canadian Pension Plan that contains a defined benefit provision as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada) .
Environmental Condition. Except as set forth on Schedule 4.11 to this Agreement, (a) to Parent’s and each Borrower’s knowledge, none of Parent’s, nor any Borrower’s, nor any of their respective Subsidiaries’ properties or assets has ever been used by a Loan Party, any of its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Parent’s and each Borrower’s knowledge, none of Parent’s, nor any Borrower’s, nor any of their Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Parent, nor any Borrower, nor any of their respective Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or any of its Subsidiaries, and (d) none of Parent, nor any Borrower, nor any of their respective Subsidiaries, nor any of their respective Health Care Facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection

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with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections previously delivered to Agent on June 28, 2018 represent, and except as noted therein as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Parent’s and Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Parent and Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Parent’s and Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).
Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, ~~and~~ (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”), and (c) Canadian Anti-Money Laundering & Anti-Terrorism Legislation.
Indebtedness. Set forth on Schedule 4.14 to this Agreement is a true and complete list of all Indebtedness of Parent and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.
Payment of Taxes. Except as otherwise permitted under Section 5.5, all Tax returns and reports of Parent and each of its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all other Taxes upon Parent and each of its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable or commenced a Permitted Protest. Parent and each of its Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Neither Parent nor any Borrower knows of any proposed Tax assessment against a Loan Party or any of its Subsidiaries that is not being appropriately contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided, that such

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reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
Margin Stock. Neither any Parent nor any of its Subsidiaries owns any Margin Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors. Neither any Loan Party nor any of its Subsidiaries expects to acquire any Margin Stock.
Governmental Regulation. Neither Parent nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Parent nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. Neither Parent nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of the Loans or any other loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).
Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of Parent or any Borrower, threatened against Parent or any of its Subsidiaries before any Governmental Authority, and no grievance or arbitration proceeding pending or threatened against Parent or any of its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability or (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Parent or any of its Subsidiaries that could reasonably be expected to result in a material liability or (iii) as of the Closing Date, to the knowledge of Parent or any Borrower, after due inquiry, no union representation question existing with respect to the employees of Parent or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries

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has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of Parent and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from Parent or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent and such Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Parent and Maple Leaf as ~~a~~ Holding ~~Company~~Companies. Each of Parent and Maple Leaf is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents and liabilities disclosed in writing to ~~the~~ Agent), own any material assets (other than the Equity Interests of Borrowers) or engage in any operations or business (other than the ownership of Borrowers and their Subsidiaries and incidental activities related thereto).
Leases. Parent and each of its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by Parent or such Subsidiary exists under any of them.
Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of a Borrower’s business, (b) owed to a Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts or the definition of Eligible Unbilled Accounts, as applicable. Each Account that is identified by a Borrower in a Borrowing Base Certificate submitted to Agent as an Eligible Account, as applicable, reimbursed pursuant to a Third Party Payor Arrangement (a) has been originated in compliance with applicable Health Care Laws, the reimbursement policies of the applicable Third Party Payor Arrangement and (b) does not exceed the amount such Borrower is entitled to receive under any applicable capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to such Borrower’s usual charges.
Eligible Inventory. As to each item of Inventory that is identified by Borrowers as Eligible Finished Goods Inventory, Eligible Raw Materials Inventory ~~or~~, Eligible Work-in-Process Inventory in a Borrowing Base Certificate, as applicable, submitted to Agent, such item of Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory.
Location of Inventory. The Inventory (other than Inventory on consignment) of Borrowers and their Subsidiaries is not stored with a bailee, warehouseman, or similar

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party and is located only at, or in-transit between, the locations identified on Schedule 4.24 to this Agreement (as such Schedule may be updated pursuant to Section 5.14).
Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.
Hedge Agreements. On each date that any Hedge Agreement is executed by any Hedge Provider, Borrower and each other Loan Party satisfy all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.
Health Care Matters.
Compliance with Health Care Laws; Health Care Permits; Third Party Payors. Each Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable Health Care Laws and requirements of Third Party Payor Arrangements applicable to it and its assets, business or operations. Each Loan Party and each of their respective Subsidiaries maintains a corporate and health care regulatory compliance program (“CCP”) which addresses the requirements of all applicable Health Care Laws, including HIPAA and Other Privacy Laws. Each Borrower and each of its Subsidiaries holds in full force and effect all Health Care Permits necessary for it to own, lease, sublease or operate its assets under applicable Health Care Laws and to conduct its business and operations as presently conducted (including to obtain reimbursement under all Third Party Payor Arrangements in which it participates). There exist no restrictions, required plans of correction or other such remedial measures with respect to (i) any Health Care Permit of any Loan Party or its Subsidiaries or (ii) the participation by any Loan Party or any of its Subsidiaries in any Third Party Payor Arrangement, in each case under clauses (i) and (ii), that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the extent required, prudent or customary in the industry in which it is engaged, has obtained and maintains in good standing and without limitation or impairment accreditation from all generally recognized accreditation agencies. No circumstance exists or event has occurred which could reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any material Health Care Permit held by any Loan Party or any of their Subsidiaries.
Material Statements. No Borrower, nor any officer, managing employee or director of any Borrower has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact that must be disclosed to any Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such statement, disclosure or failure to disclose occurred, would constitute a violation of any Health Care Law.
Prohibited Transactions. No Loan Party or any of its Subsidiaries nor, to the knowledge of the Loan Parties, any officer, affiliate or managing employee of any Loan Party or any Subsidiary of a Loan Party has (i) offered or paid or solicited or received any remuneration, in cash or in kind, or made any financial arrangements, in material violation of any applicable Health Care Law; (ii) given any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) in material violation of any applicable Health Care Law; (iii) made any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift was illegal in any material respect under the applicable laws of any

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Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) established or maintained any unrecorded fund or asset for any purpose or made any misleading, false or artificial entries on any of its books or records in material violation of applicable Health Care Laws; or (v) made any payment to any person with the intention that any part of such payment would be in material violation of any applicable Health Care Law. No Person has filed or has threatened in writing to file against any Loan Party or any of their Subsidiaries an action under any federal, provincial, territorial or state or Canadian whistleblower statute related to alleged noncompliance with applicable Health Care Laws, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
Exclusion. No Borrower, nor any officer, managing employee or director of any Borrower, or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in any Borrower or an Affiliate, has (i) been excluded from or debarred from participating in any Third Party Payor Arrangement or had a civil monetary penalty assessed pursuant to 42 U.S.C. § 1320a-7; (ii) been convicted (as that term is defined in 42 C.F.R. § 1001.2) of or investigated for any of those offenses described in 42 U.S.C. § 1320a-7b or 18 U.S.C. § § 669, 1035, 1347 or 1518, including any of the following categories of offenses: (A) criminal offenses relating to the delivery of an item or service under any federal health care program (as that term is defined in 42 U.S.C. § 1320a-7b) or healthcare benefit program (as that term is defined in 18 U.S.C. § 24b), (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service, (C) criminal offenses under laws relating to fraud and abuse, theft, embezzlement, false statements to third parties, money laundering, kickbacks, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency, (D) laws relating to the interference with or obstruction of any investigations into any criminal offenses described in clause (c), or (E) criminal offenses under laws relating to the unlawful manufacturing, distribution, prescription or dispensing of a controlled substance; or (iii) been involved or named as a defendant in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. § § 3729-3731 or qui tam action brought pursuant to 31 U.S.C. § 3729 et seq.
Corporate Integrity Agreement. No Borrower, nor any officer, managing employee or director of any Borrower is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other similar written agreement with any Governmental Authority concerning compliance with Health Care Laws, any Government Reimbursement Programs or the requirements of any Health Care Permit.
Third Party Payor Audits and Investigations. No Borrower, nor any officer, managing employee or director of any Borrower is subject to any Third Party Payor special investigations unit or other fraud or compliance-related audit or investigation, except solely with respect to compliance-related audits in the normal course of such Borrower’s business.
1.1.4.PPP Debt. All applications, documents and other information submitted to any Governmental Authority with respect to the PPP Debt shall be true and correct in all material respects. No Lender or any of its Affiliates is deemed an “affiliate” of any Loan Party or any of

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its Subsidiaries for any purpose related to the PPP Debt, including the eligibility criteria with respect thereto.
1.1.5.CARES Act. Each Loan Party and each of its Subsidiaries acknowledges and agrees that (a) it has consulted its own legal and financial advisors with respect to all matters related to CARES Act, including PPP Debt (including eligibility criteria and conditions for forgiveness of such PPP Debt), the Paycheck Protection Program and the AAPP, as applicable, (b) it is responsible for making its own independent judgment with respect to any funds or loans received under the CARES Act, including the AAPP, the PPP Debt and the process leading thereto, as applicable, and (c) it has not relied on Agent, any Lender or any of their respective Affiliates with respect to any of such matters.
1.1.6.Compliance Under CARES Act. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with the CARES Act, including the Paycheck Protection Program and the AAPP, in each case to the extent applicable.
Regulatory Compliance.
Each Loan Party is in compliance in all material respects with all applicable statutes, rules, regulations, directives, standards, guidances, policies or orders issued by relevant Regulatory Authorities. Each Loan Party has, and it and its products are in conformance in all material respects with, all Registrations that are required to conduct its business as currently conducted, or as proposed to be conducted. To the knowledge of each Loan Party, no Regulatory Authority is considering limiting, suspending, or revoking such Registrations or requiring changes to the marketing classification or labeling or other significant parameter adversely affecting any product of any Loan Party, in each case, the effect of which would not reasonably be likely to result in any material liability to such Loan Party. To best knowledge of each Loan Party, any third party that is a manufacturer, supplier, distributor or contractor for any Loan Party is in compliance in all material respects, and has been (to the extent applicable) in compliance in all material respects for the previous six years, with all Registrations required by relevant Regulatory Authorities and all Public Health Laws that reasonably pertain to product components of, accessories to, or products regulated as drugs or medical devices and marketed or distributed by such Loan Party, in any case, the effect of which would not reasonably be likely to result in any material liability to such Loan Party. To the knowledge of each Loan Party, there are no facts that furnish any reasonable basis for any Regulatory Action by that Regulatory Authority.
All products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold or marketed by or on behalf of any Loan Party that are subject to the jurisdiction of any Regulatory Authority have been and are being, to the best knowledge of each Loan Party, designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold and marketed in compliance in all material respects with the Public Health Laws and, to the best knowledge of each Loan Party, have been (to the extent

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applicable) for the previous six years. All activities conducted by the Loan Parties are conducted in compliance in all material respects with the Public Health Laws.
No Loan Party is subject to any material obligation arising under a Regulatory Action, and no such obligation has been threatened. There is no material Regulatory Action or other civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, proceeding or request for information pending against any Loan Party or an officer, director, or employee of any Loan Party, and no Loan Party has any material liability (whether actual or contingent) for failure to comply with any Public Health Laws.
As of the Closing Date, no Loan Party is undergoing any inspection by any Regulatory Authority related to any activities or products of any Loan Party that are subject to Public Health Laws.
No Loan Party has received any notice or communication from any Regulatory Authority alleging material noncompliance with any Public Health Law. No product has been seized, withdrawn, recalled, detained, or subject to a suspension of research, manufacturing, distribution or commercialization activity as a result of non-compliance with any Public Health Law. No proceedings seeking the withdrawal, recall, revocation, suspension, import detention, or seizure of any product are pending or threatened against any Loan Party.
Intellectual Property. A list of all of each Loan Party’s Intellectual Property (limited to clause (a) of the definition thereof but excluding the right to use any other Person’s Intellectual Property) and all inbound exclusive license agreements as of the Closing Date is set forth on Schedule 4.29 hereto, which indicates, for each such item of Property: (a) the name of the Loan Party owning such Intellectual Property or licensing such Intellectual Property, (b) the Loan Party’s identifier for such property (e.g., name of patent, application serial number, patent number, license, etc.), (c) whether such Property is Intellectual Property (or application therefor) that is owned by such Loan Party or is licensed by such Loan Party, (d) the expiration date of such Intellectual Property or license agreement, and (e) whether such Intellectual Property is material to the condition (financial or otherwise), business or operations of any Loan Party. In the case of any Intellectual Property described in the foregoing clause (e) that is an in-bound license agreement, Schedule 4.29 further indicates, for each: (i) the name and address of the licensor, (ii) the name and date of the agreement pursuant to which such item of Intellectual Property is licensed, (iii) whether or not such license agreement grants an exclusive license to a Loan Party, (iv) whether there are any purported restrictions in such license agreement as to the ability of a Loan Party to grant a security interest in, or to Transfer any of its rights as a licensee under, such license agreement, and (v) whether a default under or termination of such license agreement could interfere with Agent’s right to sell or assign such license or any other Collateral. Each Loan Party’s Intellectual Property is valid and enforceable, and each Loan Party owns or has rights to use all Intellectual Property material to the conduct of its business as now conducted by it or proposed to be conducted by it, without any actual (or, to its best knowledge, claimed) infringement, upon the rights of third parties. Except as specified on Schedule 4.29, as of the Closing Date, each Loan Party is the sole owner of its Intellectual Property, and such Intellectual Property is free and clear of all Liens, except for non-exclusive licenses of Intellectual Property granted by a Loan Party to third parties in the ordinary course of its business. No Loan Party has entered into any agreement or financing

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arrangement (other than any Loan Document) prohibiting or otherwise restricting the existence of any Lien upon any of its Intellectual Property. Upon filing of the Intellectual Property Security Agreements with the United States Patent and Trademark Office ~~and~~, the United States Copyright Office, and the Canadian Intellectual Property Office, as applicable, and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Agent’s Lien on each Loan Party’s Intellectual Property shall have been duly taken.
AFFIRMATIVE COVENANTS.
Each of Parent and each Borrower (jointly and severally) covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations (other than contingent Obligations as to which any claim has been asserted):
Financial Statements, Reports, Certificates.
1.1.7. Borrowers (a) will deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 to this Agreement no later than the times specified therein, (b) agree each Loan Party and each of its Subsidiaries will have a fiscal year ending December 31 of each year, (c) agree to maintain a system of accounting that enables Parent and Borrowers to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to Agent.
1.1.8.Borrowers will deliver to Agent on the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2021 and continuing thereafter, an updated Schedule 4.29 to the Loan Agreement, including any new Intellectual Property and any new license agreements together with a description of total revenue attributed to such license agreement in order for Agent to determine the materiality of such license agreement, and Borrower further agrees to deliver to Agent a duly executed collateral assignment of any new license agreement, within one hundred and twenty (120) days of such request by Agent, if Agent determines such license agreement to be material based on the percentage of total revenue as reasonably determined by Agent and mutually agreed to by Borrower.
Reporting. Borrowers (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 to this Agreement at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.
Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, Parent and each Borrower will, and will cause each of their Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material

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Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.
Maintenance of Properties. Parent and each Borrower will, and will cause each of their Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted.
Taxes. Parent and each Borrower will, and will cause each of their Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, other than to the extent that the validity of such Tax is the subject of a Permitted Protest.
Insurance. Parent and each Borrower will, and will cause each of their Subsidiaries to, at Borrowers’ expense, maintain insurance respecting each of Parent’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Parent and Borrowers in effect as of the Closing Date are acceptable to Agent). All property insurance policies are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the lender’s loss payable and additional insured endorsements in favor of Agent and shall provide for not less than thirty days (ten days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If Parent, any Borrower or any of their Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Agent prompt notice of any loss exceeding $150,000 covered by Parent’s or any Subsidiary’s casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
Inspection.
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visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided, that an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c).
Parent and each Borrower will, and will cause each of their Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals or valuations at such reasonable times and intervals as Agent may designate, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c).
So long as no Event of Default shall have occurred and be continuing during a calendar year, Borrowers shall not be obligated to reimburse Agent for (x) more than two (2) field examinations in such calendar year and (y) one (1) appraisal of the Collateral in such calendar year, in each case, except for field examinations and appraisals conducted in connection with a proposed Permitted Acquisition (whether or not consummated).
Compliance with Laws. Each of Parent and each Borrower will, and will cause each of their Subsidiaries to, comply with all applicable Requirement of Law except where the failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or except where being contested in connection with a Permitted Protest and solely to the extent permitted by the terms and provisions of this Agreement. Without limiting the generality of the foregoing, each Parent and each Borrower will, and will cause each of their Subsidiaries to, comply in all material respects with all Public Health Laws and their implementation by any applicable Governmental Authority and all lawful requests of any Governmental Authority applicable to its products. Each of Parent and each Borrower will, and will cause each of their Subsidiaries to, continue to operate all facilities, locations, and processes in compliance in all material respects with all Registrations and Public Health Laws. All products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold or marketed by or on behalf of Parent, any Borrower or any of their direct or indirect Subsidiaries that are subject to the jurisdiction of any Regulatory Authority shall be designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold and marketed in compliance in all material respects with the Public Health Laws.
Environmental. Each of Parent and each Borrower will, and will cause each of their Subsidiaries to,
Keep any property either owned or operated by Parent and any Borrower or any of their Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

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Comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,
Promptly notify Agent of any release of which any Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or any Borrower or any of their Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and
Promptly, but in any event within five (5) Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any Property of Parent, any Borrower or any of their Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Parent, any Borrower or any of their Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.
Disclosure Updates. Each of Parent and each Borrower will, promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.
Formation of Subsidiaries. Each of Parent and each Borrower will, and will cause each of their Subsidiaries to, at the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, within fifteen days of such event (or such later date as permitted by Agent in its sole discretion) (a) cause such new Subsidiary (i) if such Subsidiary is a Domestic Subsidiary and Administrative Borrower requests, subject to the consent of Agent, that such Domestic Subsidiary be joined as a Borrower hereunder, to provide to Agent a ~~Joinder~~joinder to this Agreement, and (ii) to provide to Agent a joinder to the Guaranty and Security Agreement~~,~~ (or Canadian Security and Pledge Agreement in the case of a Canadian Loan Party), in each case, together with such other security agreements (including Intellectual Property Security Agreements and Mortgages with respect to any Real Property owned in fee of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided, that the ~~Joinder~~joinder to this Agreement, the joinder to the Guaranty and Security Agreement and such other security agreements shall not be required to be provided to Agent with respect to any CFC or any foreign Subsidiary of any CFC (other than a Canadian Loan Party), (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement or Canadian Security and Pledge Agreement, as applicable) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent; provided, that the Equity Interests of any

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CFC (other than a Canadian Loan Party) or any foreign Subsidiary of such CFC shall not be required to be pledged, and (c) provide to Agent all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel reasonably satisfactory to Agent, which, in its reasonable opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.
Further Assurances. Each of Parent and each Borrower will, and will cause each of their Subsidiaries to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements (including Intellectual Property Security Agreement), pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of Parent, each Borrower and their Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date by Parent or any Subsidiary, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any CFC, any foreign Subsidiary of any CFC, and any Subsidiary which would be excluded from the requirements of Section 5.11. To the maximum extent permitted by applicable law, if Parent or any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed five (5) Business Days following the request to do so, Parent, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Parent and its Subsidiaries, including all of the outstanding capital Equity Interests of Borrowers and their Subsidiaries in each case, other than with respect to any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement~~)~~.
Lender Meetings. Parent and Borrowers will, within 90 days after the close of each fiscal year of Parent, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the projections presented for the current fiscal year of Parent.
Location of Inventory; Chief Executive Office. Each Borrower will, and will cause each of its Subsidiaries to, keep (a) their Inventory (other than Inventory on consignment or in transit and Inventory held outside of the United States) only at the locations identified on Schedule 4.24 to this Agreement (provided that Borrowers may amend Schedule 4.24 to

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this Agreement so long as such amendment occurs by written notice to Agent not less than ten days prior to the date on which such Inventory is moved to such new location and so long as Agent has consented to such amendment and such new location is within the continental United States or within Canada or any province or territory thereof), and (b) their respective chief executive offices only at the locations identified on Schedule 7 to the Guaranty and Security Agreement.
Compliance with Health Care Laws.
In addition to complying with Section 5.8, each Borrower and each of its Subsidiaries will comply in all material respects with all applicable Health Care Laws.
Each Borrower and each of its Subsidiaries shall (i) obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material Health Care Permits (including, as applicable, Health Care Permits necessary for it to be eligible to receive payment and compensation from and to participate in any Third Party Payor Arrangements) which are necessary or useful in the proper conduct of its business; (ii) be and remain in material compliance with all requirements for participation in, and for licensure required to provide the goods or services that are reimbursable under, all Third Party Payor Arrangements; and (iii) keep and maintain all records required to be maintained by any Governmental Authority or otherwise under any Health Care Law.
Parent and SeaSpine Orthopedics shall cause their respective Subsidiaries to maintain a corporate and health care regulatory compliance program (“RCP”) which addresses the requirements of Health Care Laws, including HIPAA and Other Privacy Laws, and includes at least the following components: (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including publicizing a reporting system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies including discipline of individuals responsible for the failure to detect violations of the RCP; and (vi) mechanisms to immediately respond to detected violations of the RCP. Each Borrower and each of its Subsidiaries shall modify such RCPs from time to time, as may be necessary to ensure continuing compliance with all applicable Health Care Laws. Upon request, ~~the~~ Agent (and/or its consultants) shall be permitted to review such RCPs.
Borrower shall provide to Agent upon request, an accurate, complete and current list of all Third Party Payor Arrangements with respect to the business of the Borrowers and their Subsidiaries.

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Protection of Intellectual Property. Each Loan Party shall (a) protect, defend and maintain the validity and enforceability of any Intellectual Property material to the business of the Loan Parties and (b) not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Agent’s prior written consent. Each Loan Party shall at all times use commercially reasonable efforts to conduct its business without, in any material respect, infringing, misappropriating, diluting, violating, or otherwise impairing the Intellectual Property of any other Person. Each Loan Party shall remain liable under each of its Intellectual Property licenses pursuant to which it is a licensee that are material to such Loan Party’s business, and shall observe and perform, in all material respects, all of the conditions and obligations to be observed and performed by it thereunder. None of Agent or any Lender shall have any obligation or liability under any such license by reason of or arising out of any Loan Document, the granting of a Lien, if any, in such license or the receipt by Agent (on behalf of itself and Lenders) of any payment relating to any such license. If after the Closing Date any Loan Party (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark, servicemark, copyright or mask work, in each case that is material to any such Loan Party, then such Loan Party shall concurrently with the delivery of the next Compliance Certificate in accordance with this Agreement provide written notice thereof to Agent and shall promptly execute an Intellectual Property Security Agreement (or updates to the Exhibits to the Intellectual Property Security Agreement previously delivered if not filed at such time by Agent) and other documents and take such other actions as Agent shall request to protect or perfect and maintain a first priority perfected security interest (which will be effective as provided herein) in favor of Agent, for the benefit of Lenders, in such Property. If requested by Agent, each Loan Party shall promptly provide to Agent copies of all applications that it files for patents or for the registration of trademarks, servicemarks, copyrights or mask works.
Collateral Access Agreements. Unless otherwise agreed to by Agent in writing, each Loan Party shall obtain and maintain a Collateral Access Agreement with respect to any real property (other than real property owned by such Loan Party) (a) that is such Loan Party’s principal place of business, (b) where such Loan Party’s books or records are maintained and (c) where any Collateral (other than Inventory on consignment) is stored or maintained.
N.L.T. Spine Eligibility. Notwithstanding anything to the contrary contained herein, all Accounts and Inventory of Borrower relating directly or indirectly to the Medical Device Business (defined in the N.L.T. Spine Acquisition Agreement) acquired by Parent pursuant to and in accordance with the N.L.T. Spine Acquisition Agreement shall be considered ineligible for purposes of calculation of, and inclusion in, the Borrowing Base hereunder until such time as Agent has received from Borrower, in form and substance reasonably acceptable to Agent, not less than five (5) Business Days prior to the date of any proposed borrowing, a certificate signed on behalf of Borrower by an Authorized Person certifying (i) that the OCS Transfer Amount has been received in full by the OCS to the extent not otherwise waived in writing by the OCS (each as defined in the N.L.T. Spine Acquisition Agreement), (ii) that the Subsequent Closing (as defined in the N.L.T. Spine Acquisition Agreement) has closed and each of the conditions precedent set forth in the N.L.T. Spine Acquisition Agreement relating to the Subsequent Closing have been satisfied or waived and (iii) that such Accounts and/or Inventory otherwise

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satisfy all of the eligibility criteria of an “Eligible Account”, “Eligible Inventory” or “Eligible Inventory”, as the case may be.
OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties shall and shall cause their respective Subsidiaries to comply with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
4.CARES Act.
1.1.1.The Loan Parties shall provide to Agent (i) a copy of the Loan Parties’ application for PPP Debt promptly (and in any event within three (3) Business Days) upon submission thereof, and (ii) copies of the PPP Debt Documents promptly (and in any event within three (3) Business Days) upon execution and delivery thereof by the parties, together with a reasonably detailed written estimate of the amount of PPP Debt that the Loan Parties reasonably anticipate will be subject to forgiveness pursuant to the provisions of the Paycheck Protection Program.
1.1.2.The Loan Parties shall timely (and, in any event, not later than thirty (30) days (or such longer period as may be agreed by Agent or as required by the lender of the PPP Debt) after the seven-week anniversary of the initial incurrence thereof) submit all applications and required documentation necessary or desirable for the lender of the PPP Debt and/or the Small Business Administration to make a determination regarding the amount of the PPP Debt that is eligible to be forgiven.
1.1.3.The Loan Parties shall provide to Agent copies of any amendments, modifications, waivers, supplements or consents executed and delivered by any Loan Party with respect to PPP Debt promptly (and in any event within three (3) Business Days) upon execution and delivery thereof, and copies of any notices of default received by any Loan Party with respect to the PPP Debt, promptly (and in any event within three (3) Business Days) upon receipt thereof.
1.1.4.The Loan Parties shall, to the extent not included in the foregoing clauses (b) or (c), promptly (and in any event within three (3) Business Days) upon receipt or filing thereof, as applicable, provide to Agent copies of all material documents and applications with the applicable lender or any Governmental Authority relating to PPP Debt, including with respect to forgiveness of such PPP Debt.
1.1.5.The Loan Parties shall, to the extent not included in the foregoing clauses (a), (b), (c) or (d), provide to Agent (1) copies of any applications and material documents (including any amendments, modifications, waivers, supplements or consents executed and delivered by any Loan Party in connection therewith), in each case, with respect to any loans or funds received under the CARES Act, promptly (and in any event within three (3) Business Days) upon receipt or execution thereof, and (2) copies of any notices of default received by any Loan Party with respect to any loans or funds received under CARES Act, promptly (and in any event within three (3) Business Days) upon receipt thereof.

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1.1.6.The Loan Parties shall use the proceeds of the PPP Debt solely for PPP Permitted Purposes. Without limiting anything in the foregoing, the Loan Parties shall ensure that the proceeds of the PPP Debt are not used to repay other Indebtedness.
1.1.7.On the PPP Forgiveness Date, the Loan Parties shall deliver to Agent a certificate of an Authorized Person of the Loan Parties certifying as to the amount of the PPP Debt that will be forgiven pursuant to the provisions of the Paycheck Protection Program, together with reasonably detailed description thereof, all in form reasonably satisfactory to Agent.
1.1.8.Each Loan Party agrees that it will not make any claim that Agent, any Lender or any of their respective Affiliates have rendered advisory services of any nature or respect in connection with any programs, funds or loans administered under the CARES Act, including the AAPP, PPP Debt, the Paycheck Protection Program or the process leading thereto.
5.Canadian Pension Plans. Except when the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Loan Party shall perform in all material respects all obligations required to be performed by such Borrower in connection with each applicable Canadian Pension Plan and remit all contributions under each applicable Canadian Pension Plan and required to be made or paid by it in accordance with Requirements of Law and withhold by way of authorized payroll deductions, or otherwise collect and pay into the applicable Canadian Pension Plan, all employee contributions required to be withheld or collected by it in accordance with the terms of each applicable Canadian Employee Plan and Requirements of Law. Each Loan Party shall, upon request by Agent, provide to Agent (i) a copy of each Canadian Pension Plan, (ii) copies of each annual information return, where applicable, actuarial report (including applicable schedules), and any application for regulatory approval of asset withdrawals other than benefit or individual member account transfers with respect to each Canadian Pension Plan or any fund maintained in respect thereof, and (iii) copies of any material notifications or remittances or similar documents prepared and delivered to the trustee or custodian of any Canadian Pension Plan pursuant to section 56.1 of the Pension Benefits Act (Ontario) or similar Requirements of Law in another jurisdiction.
NEGATIVE COVENANTS.
Each of Parent and each Borrower (jointly and severally) covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations (other than contingent Obligations as to which any claim has been asserted):

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Indebtedness. Neither Parent nor any Borrower shall permit any of its Subsidiaries to create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
Liens. Neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
Restrictions on Fundamental Changes. Neither Parent, any Borrower nor any of their respective Subsidiaries will,
Other than in order to consummate a Permitted Acquisition or an IsoTis Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for any (i) merger or such other transaction between Borrowers, provided, that no merger may occur between Parent and any Borrower and (ii) merger or such other transaction between a Borrower and a Subsidiary of such Borrower that is not a Loan Party so long as such Borrower is the surviving entity of any such merger and (iii) merger or such other transaction between Subsidiaries which are not Borrowers or Guarantors, liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Parent or any Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary that is not a Loan Party so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary that is not liquidating or dissolving or to a Subsidiary which would not be required to be a Loan Party pursuant to Section 5.11, or suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4, or change its classification/status for U.S. federal income tax purposes.
Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to Transfer or otherwise dispose of (or enter into an agreement to Transfer or otherwise dispose of) any of its or their assets.
Nature of Business. Neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, make any change in the nature of its or their business as described in Schedule 6.5 to this Agreement or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing

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shall not prevent Parent, any Borrower or any of their respective Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.
Prepayments and Amendments. Neither Parent, Maple Leaf nor any Borrower shall, nor shall they permit their respective Subsidiaries to,
Except in connection with Refinancing Indebtedness permitted by Section 6.1, optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent, any Borrower or any of their Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B)  Hedge Obligations or (C) Permitted Intercompany Advances, or
make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or make any payment on account of N.L.T. Spine Indebtedness other than Permitted N.L.T. Spine Indebtedness Payments, or
(1)notwithstanding anything to the contrary contained in this Agreement, make any prepayment on account of any portion of the PPP Debt without the prior written consent of Agent; provided, however, a Loan Party may prepay any portion of the PPP Debt so long as (i) both before and after giving effect to such prepayment the Total Liquidity of Parent, Borrower and their Subsidiaries is not less than $25,000,000, and (ii) no Default or Event of Default has occurred or is continuing or would result from such prepayment, or
Directly or indirectly, amend, modify, or change any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Hedge Obligations, (C) Permitted Intercompany Advances, (D) Indebtedness permitted under clauses (c), (h), (j) and (k) of the definition of Permitted Indebtedness and (E) any other amendments, modifications or changes so long as after giving effect thereto the applicable agreement, instrument, document, indenture or other writing constitutes Permitted Indebtedness, the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders, any Lease if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders, the Patent Licenses with respect to any Eligible Inventory, except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of Agent or any Lender (it being understood that any amendment or modification that restricts the ability of the Parent or any of its Subsidiaries to sublicense or assign any Intellectual Property in respect of any such Patent License to Agent shall be deemed to be materially adverse to the interests of Agent and the Lenders), or any other Material Contract, except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of Agent or any Lender.

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Restricted Payments. Neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, make any Restricted Payment, except as permitted under Section 2.15(i).
Accounting Methods. Neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to or is permitted by GAAP).
Investments. Neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.
Transactions with Affiliates. Neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Loan Party except for:
transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Parent or any Borrower or any of their Subsidiaries, on the one hand, and any Affiliate of Parent or any Borrower or any of their Subsidiaries, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by Parent, such Borrower or such Subsidiary in excess of $100,000 for any single transaction or series of related transactions and (ii) are no less favorable, taken as a whole, to Parent, such Borrower or such Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate, any indemnity provided for the benefit of directors (or comparable managers) of Parent, a Borrower or a Subsidiary so long as it has been approved by Parent’s, such Borrower’s or such Subsidiary’s board of directors (or comparable governing body) if required by applicable law, the payment of reasonable compensation (including equity awards and related documentation), severance, or employee benefit arrangements to employees, officers, and outside directors of Parent, a Borrower and a Subsidiary in the ordinary course of business and consistent with industry practice so long as it has been approved by Parent’s, such Borrower’s or such Subsidiary’s board of directors (or comparable governing body) if required in accordance with applicable law, transactions solely (a) made by a Borrower to another Borrower or to any direct or indirect Subsidiary of any Borrower that is a Loan Party, (b) made by any CFC to a Borrower, any direct or indirect Subsidiary of any Borrower, or to any Subsidiary of any CFC and (c) made by a Borrower to IsoTis International (or another CFC) consisting solely of clearly identifiable proceeds received from an issuance of Equity Interests by such Borrower and exclusively used by IsoTis (or such CFC) for purposes of consummating IsoTis Acquisitions, transactions permitted by Section 6.3, Section 6.7 or Section 6.9, and agreements for the non-exclusive licensing of intellectual property, or distribution of products, in each case, among the Loan Parties and their Subsidiaries for the purpose of the

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counterparty thereof operating its business, and agreements for the assignment of intellectual property from any Loan Party or any of its Subsidiaries to any Loan Party.
Use of Proceeds. Neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, use the proceeds of the Loans for any purpose other than (a) on the Closing Date, to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Funds Flow Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes; provided, that (x) no part of the proceeds of the Loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) that no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.
Limitation on Issuance of Equity Interests. Other than in connection with a Permitted Disposition or a Permitted Acquisition, neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Equity Interests.
Inventory with Bailees. Neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, other than as set forth on Schedule 4.24, other than as permitted under Section 5.14 and other than consigned Inventory, store Inventory at any time with a bailee, warehouseman, or similar party, or Transfer any Collateral to any such location without Agent’s prior written consent except as set forth on Schedule 4.24 (as such Schedule may be amended in accordance with Section 5.14).
Parent as Holding Company. Parent shall not incur any liabilities (other than liabilities arising under the Loan Documents), own or acquire any assets (other than the Equity Interests of Borrowers and its other Subsidiaries) or engage itself in any operations or business, except in connection with its ownership of Borrowers and Parent’s other Subsidiaries and Parent’s rights and obligations under the Loan Documents.
Modifications to Material Contracts. Neither Parent nor any Borrower shall, nor shall they permit their respective Subsidiaries to, amend, modify or waive any provision of (a) any Material Contract, unless the net effect of such amendment, modification or waiver is not adverse to any Loan Party, Agent or Lenders, (b) any document relating to any Subordinated Indebtedness or (c) any N.L.T. Spine Acquisition Document; provided, however, Parent and/or any Borrower may amend, modify or waive any provision of any N.LT. Spine Acquisition Documents to the extent such amendment, modification or waiver

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does not amend, modify or waive any provision relating to the N.L.T. Spine Indebtedness in a manner adverse to any Loan Party, Agent or Lenders.
Antilayering. Borrowers shall not incur or suffer to exist Indebtedness that is senior in right of payment to the Loans or any of the other Obligations under the Loan Documents, as the case may be, and expressly subordinate in right of payment to any other Indebtedness of such Person.
Deposit Accounts. The Loan Parties shall not fail to comply with any of the provisions set forth in Section 7(k) of the Guaranty and Security Agreement or in the case of the Canadian Loan Parties, Section 6(i) of the Canadian Security and Pledge Agreement.
6.Canada Pension Plan. No Loan Party shall (i) except as required by Requirements of Law or except as could not reasonably result in a Material Adverse Effect, commence to participate in, maintain, contribute or assume an obligation to contribute to any single or multi-employer pension plan that contains a defined benefit provision, as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada) for employees or former employees of a Borrower, arising from employment in Canada, (ii) without the prior consent of Agent (which consent shall not be unreasonably withheld, conditioned or delayed) acquire an interest in any Person if such Person sponsors, administers, maintains or contributes to, or has any liability in respect of, the defined benefit provision, as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada), of any pension plan which would constitute a Canadian Pension Plan if contributed to by a Borrower, (iii) except as could not reasonably result in a Material Adverse Effect, take any action to cause the wind-up, in whole or in part, of any Canadian Pension Plan or which would cause circumstances to exist that would reasonably be expected to provide any basis for a Governmental Authority under applicable law to take steps to cause the wind-up, in whole or in part, of any Canadian Pension Plan, (iv) except when the failure to do so could not reasonably be expected to have a Material Adverse Effect, fail to meet all required minimum funding requirements under Requirements of Law with respect to any Canadian Pension Plan, (v) fail promptly to notify Agent of the occurrence of any Canadian Pension Event, (vi) except when the failure to do so could not reasonably be expected to have a Material Adverse Effect, fail to comply with the requirements of Requirements of Law in respect of any Canadian Pension Plan, or (vii) cause a representation or warranty in Section 4.10(b) to cease to be true and correct.
FINANCIAL COVENANT.
Each of Parent and each Borrower covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations (other than contingent Obligations as to which any claim has been asserted), during any Covenant Testing Period, Borrowers will maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.00 measured as of the last day of the prior fiscal month for the applicable Measurement Period. At all times when

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no Covenant Testing Period exists, Parent and Borrowers shall have no obligations under this Section 7.

EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
Payments. If any Loan Party fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of five (5) Business Days, (b) all or any portion of the principal of the Loans, or (c) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit;
Covenants. If any Loan Party or any of its Subsidiaries:
fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of any Borrower), 5.10, 5.11, 5.13, or 5.14, 5.15, 5.16 or 5.17 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 7 of the Guaranty and Security Agreement;
fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, 5.9 and 5.12 of this Agreement and such failure continues for a period of ten days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent; or
fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent;
Judgments. If one or more judgments, orders, or awards for the payment of cash involving an aggregate amount of $250,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with

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respect to any of their respective assets, and either (a) there is a period of forty-five consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;
Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;
Default Under Other Agreements. If there is (a) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $250,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, or (b) a default in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party with a value in excess of $250,000, or (c) the occurrence of any event that terminates, or permits any counterparty to terminate, any Patent License or any consent to a sublicense of such Patent License to Agent, in each case applicable to any Eligible Inventory with a value in excess of $100,000;
Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
Guaranty. If the obligation of any Guarantor under the guaranty contained in the Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement) or if any Guarantor repudiates or revokes or purports to repudiate or revoke any such guaranty;
Security Documents. If the Guaranty and Security Agreement, any Intellectual Property Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases) first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a

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transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of Agent;
Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;
Change of Control. A Change of Control shall occur, whether directly or indirectly.
Lockbox Instructions. If (a) any instruction or agreement regarding any Non-Government Receivables Lockbox Account is amended or terminated without the written consent of Agent, (b) any Borrower fails to forward any Collections on Accounts to the applicable Non-Government Receivables Lockbox Account as required pursuant to Section 7(k) of the Guaranty and Security Agreement or (c) any Loan Party directs any Account Debtor to make a payment in respect of any Account to any place, lockbox or Deposit Account other than a Non-Government Receivables Lockbox Account.
Health Care Laws. If any of the following shall occur:
any Health Care Permit of a Borrower shall be revoked, fail to be renewed, suspended or otherwise terminated, if the result thereof is reasonably expected to have, alone or in the aggregate, a Material Adverse Effect, any Borrower shall lose eligibility for any reason to participate in any Government Reimbursement Program or to accept assignments or rights to reimbursement thereunder, if the result thereof is reasonably expected to have, alone or in the aggregate, a Material Adverse Effect, any Account Debtor shall terminate, revoke or fail to renew one or more Borrower’s right to participate in any Third Party Payor Arrangement, if the result thereof is reasonably expected to have, alone or in the aggregate, a Material Adverse Effect, any Borrower shall fail to pay when due any amounts owing by such Borrower under any extended repayment agreement, or such Borrower shall fail to perform in a timely manner any of its other obligations under such extended repayment agreement, or any event shall occur that shall permit CMS to accelerate the aggregate amounts payable under such extended repayment agreement, if the result thereof is reasonably expected to have, alone or in the aggregate, a Material Adverse Effect, or any Borrower, officer, managing employee, shareholder or director of any Borrower (i) shall have been found guilty of an act of fraud or (ii) shall have been indicted for or convicted of a felony crime that relates to any Third Party Payor Arrangement.
Regulatory Authority. (i) a Regulatory Authority initiates a Regulatory Action or any other enforcement action against any Loan Party or any supplier of a Loan Party that causes any Loan Party to recall, withdraw, remove or discontinue marketing or conducting clinical research on any of its products which could reasonably be expected to have a

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Material Adverse Effect; (ii) a Regulatory Authority issues or undertakes a Regulatory Action with respect to any Loan Party or any of its activities or products which could reasonably be expected to have a Material Adverse Effect; (iii) any Loan Party conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to the Loan Parties of $500,000 or more; (iv) any Loan Party enters into a settlement agreement with CMS or any Regulatory Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions of $500,000 or more or that could reasonably be expected to have a Material Adverse Effect; or (v) a Regulatory Authority revokes any authorization or permission granted under any Registration, or any Loan Party withdraws any Registration, that could reasonably be expected to have a Material Adverse Effect.
Lease Agreements. The occurrence of an event of default (after giving effect to any cure periods) under any lease agreement covering the leased premises at (i) 5770 Armada Drive, Carlsbad, California ~~or~~, (ii) 2 Goodyear, Irvine, California, or (iii) 60 Scarsdale Road, Unit 118, Toronto, ON, M3B 2R7, Canada, and as a result thereof, the landlord thereunder terminates such lease agreement or sends a written notice of default or intent to terminate such lease agreement or pursue any other remedies under such lease agreement against one or more of the Borrowers.

Integra Supply Agreements. The occurrence of a default by a Borrower under any of the Integra Supply Agreements which continues uncured beyond any applicable notice and grace period provided thereunder and the effect of which could reasonably be expected to result in a Material Adverse Effect.
7.CARES Act. The occurrence of an event of default with respect to any programs, funds or loans under the CARES Act (including the AAPP, the Paycheck Protection Program, the PPP Debt and any PPP Debt Document, to the extent applicable), and with respect to the PPP Debt, or the occurrence of any event or condition that results in the PPP Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders thereof to declare the PPP Debt to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.
RIGHTS AND REMEDIES.
Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
by written notice to Borrowers, (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers

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to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;
by written notice to Borrowers, declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and
exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.
The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Parent, Borrowers and their Subsidiaries. The Agent waives any right of offset it may have against any Government Receivables Lockbox Account maintained by any Borrower with Agent for the repayment of any Obligations (other than Bank Product Obligations); provided, however, that ~~the~~ Agent shall at all times have (and does not waive) a perfected security interest in each such Government Receivables Lockbox Account and any proceeds of Collateral deposited into each such Government Receivables Lockbox Account to secure the repayment of all Obligations.
Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
WAIVERS; INDEMNIFICATION.
Demand; Protest; etc. Each of Parent and each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents,

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instruments, chattel paper, and guarantees at any time held by the Lender Group on which Parent or any Borrower may in any way be liable.
The Lender Group’s Liability for Collateral. Each of Parent and each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Parent and Borrowers.
Indemnification. Parent and each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, Issuing Bank, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or Agent’s monitoring of Parent’s, Borrowers’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided that neither Parent nor any Borrower shall be liable for costs and expenses (including attorneys fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents)) (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any claims for Taxes, which shall be governed by Section 16, other than Taxes which relate to primarily non-Tax claims), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, neither Parent nor any Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines in a final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of such

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Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Parent or Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Parent and Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.
8.Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any Loan Document it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the Loan Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Exchange Rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due. Borrowers shall indemnify and save Agent harmless from and against loss or damage arising as a result of any deficiency in the amount Agent is able to purchase with respect to the original Currency Due. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Loan Documents or under any judgment or order.
NOTICES.
Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Parent, any

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Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Parent or any Borrower:	c/o SeaSpine Orthopedics Corporation
5770 Amada Drive
Carlsbad, CA 92008
	Attn:	John Bostjancic
	Fax No.	(760) 683-6634

with copies to:	~~Goodsmith, Gregg & UnruhDLA Piper (Canada) LLP~~
~~150 S. Wacker Dr., Suite 31506000, 1 First Canadian Place~~
~~Chicago, IL 60606PO Box 367, 100 King St W  Toronto, ON M5X 1E2~~
	Attn:	~~David Gregg, Esq.Alex C. Roberts~~
	~~Fax No.~~	~~(312) 322-0056~~

If to Agent:	Wells Fargo Bank, National Association
2450 Colorado Avenue Suite 3000 West Santa Monica, California 90404 Attn: Specialty Finance Loan Portfolio Manager Fax No. (310) 453-7442

with copies to:	Duane Morris LLP
190 South LaSalle Street, Suite 3700
Chicago, Illinois 60603
	Attn:	N. Paul Coyle, Esq.
	Fax No.	(312) 277-7590
Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

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CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY

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OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
EACH OF PARENT AND EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES AND THE STATE OF CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST ~~THE~~ AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (C) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:
WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.
THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY

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SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SETOFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.
UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER; PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.
THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.
THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE

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FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.
THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
Assignments and Participations.
(i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:
Administrative Borrower; provided, that no consent of Administrative Borrower shall be required (1) if a Default or an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Administrative Borrower shall be deemed to have consented to a proposed assignment unless Administrative Borrower objects thereto by written notice to Agent within five (5) Business Days after having received notice thereof; and
Agent, Swing Lender, and Issuing Bank.
Assignments shall be subject to the following additional conditions:
no assignment may be made (i) so long as no Event of Default has occurred and is continuing, to an Ineligible Institution, (ii) so long as no Event of Default has occurred and is continuing, to a Competitor, or (iii) to a natural person, no assignment may be made to a Loan Party or an Affiliate of a Loan Party, the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000), each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

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the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee, unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).
From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).
By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee

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appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decrease the amount or postpone the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its

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participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.
In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Parent, any Borrower and their Subsidiaries and their respective businesses.
Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR § 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Revolving Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Revolving Loan to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Revolving Loan to an Affiliate of such Lender or a Related

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Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.
In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, ~~the~~ Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.
Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that except to the extent specifically permitted by the terms and provisions of this Agreement, neither Parent nor any Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Parent or any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by Parent or any Borrower is required in connection with any such assignment.
AMENDMENTS; WAIVERS.
Amendments and Waivers.
No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Parent or any Borrower therefrom, shall be

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effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:
increase the amount of or extend the expiration date of any Commitment of any Lender, postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document, reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)), amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders, amend, modify, or eliminate Section 3.1 or 3.2,
amend, modify, or eliminate Section 15.11,
other than as permitted by Section 15.11, release or contractually subordinate Agent’s Lien in and to any of the Collateral, amend, modify, or eliminate the definitions of “Required Lenders”, Supermajority Lenders or “Pro Rata Share”,
other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents, or amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) or (iii) or Section 2.4(e) or (f);
No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate, the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders), any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders;
No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrowers and the Supermajority Lenders, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Unbilled Accounts, Eligible Finished Goods Inventory, Eligible Raw Material Inventory, Eligible Work-in-Process Inventory ~~and~~, Eligible Inventory~~)~~ that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, or change Section 2.1(c);
No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing

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Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders;
No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders; and
Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Parent or any Borrower, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender.
Replacement of Certain Lenders.
If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least five (5) Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given.
Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit, and (iii) Funding Losses). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable,

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and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.
No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Parent and Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
AGENT; THE LENDER GROUP.
Appointment and Authorization of Agent. Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on

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any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Parent, any Borrower or any of their Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by Parent, any Borrower or any of their Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent, any Borrower or any of their Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent or any Borrower or any of their Subsidiaries. No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by the applicable Borrower. Agent shall not

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be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.
Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).
Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and any Borrower and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Parent and each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions

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contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Parent and Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Parent and each Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Parent and any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to Parent, any Borrower, their Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or their Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).
Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by Parent, any Borrower or any of their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities

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under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and any Borrower and their Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding Parent, any Borrower or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent, such Borrower or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.
Successor Agent. Agent may resign as Agent upon 30 days (ten days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers or a Default or Event of Default has occurred and is continuing) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank or the Swing Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders

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shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent, any Borrower and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent, any Borrower or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent, such Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.
Collateral Matters.
The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Loan Parties of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which neither Parent, nor any Borrower or any of their Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to Parent, a Borrower or any of their Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code (or Canadian Debtor Relief Laws), (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code~~,~~ or the PPSA, as applicable, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or

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foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration; provided, that Bank Product Obligations not entitled to the application set forth in Section 2.4(b)(iii)(J) shall not be entitled to be, and shall not be, credit bid, or used in the calculation of the ratable interest of the Lenders and Bank Product Providers in the Obligations which are credit bid. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Loan Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize)

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Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness and (b) to the extent Agent has the authority under this Section 15.11 to release its Lien on such property.
Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by Parent, Borrowers or their Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.
Upon the termination of the Commitments and payment and satisfaction in full by the Loan Parties of all of the Obligations, promptly following a request by any Borrower, Agent shall deliver to Borrower a release of the Loan Documents (and releases or termination statements in proper form) with respect to the assets of any Subsidiary Transferred pursuant to a transaction permitted by the Loan Documents and with respect to any pledge of the Equity Interests or Indebtedness of such Subsidiary pursuant to any such transaction.
Restrictions on Actions by Lenders; Sharing of Payments.
Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Parent, any Borrower or any of their Subsidiaries or any deposit accounts of Parent, any Borrower or any of their Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

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If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).
Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each

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field examination report respecting Parent, any Borrower or any of their Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports, expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report, expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding Parent, Borrowers and their Subsidiaries and will rely significantly upon Parent’s, Borrowers’ and their Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel, agrees to keep all Reports and other material, non-public information regarding Parent, Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
In addition to the foregoing, (x)  any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Parent, any Borrower or any of their Subsidiaries to Agent that has not been contemporaneously provided by Parent, such Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Parent, any Borrower or any of their Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Parent, such Borrower or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its

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capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis (except as otherwise specifically provided herein), according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.
WITHHOLDING TAXES.
Payments. All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party shall make the requisite withholding, promptly pay over to the applicable Governmental Authority the withheld tax, and furnish to Agent as promptly as possible after the date the payment of any such Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Loan Parties. Furthermore, if any such Tax is an Indemnified Taxes or an Indemnified Tax is so levied or imposed, the Loan Parties agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein. The Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon Agent's demand. The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a "Tax Indemnitee") for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines in a final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee). The obligations of the Loan Parties under this Section

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16 shall survive the termination of this Agreement, the resignation and replacement of ~~the~~ Agent, and the repayment of the Obligations.
Exemptions.
If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) and the Administrative Borrower on behalf of all Borrowers one of the following before receiving its first payment under this Agreement:
if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Parent (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments, as applicable);
if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable;
if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;
if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or
a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.
Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender's reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its

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Affiliates), provided, further, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Loan Parties to such Lender or Participant, such Lender or Participant agrees to notify Agent and Administrative Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Loan Parties to such Lender or Participant. To the extent of such percentage amount, Agent and Administrative Borrower will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable. Parent and Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Reductions.
If a Lender or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax. If the forms or other documentation required by Section 16.2(a) or 16.2(c) are

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not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to the Administrative Borrower on behalf of the Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender, agrees to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder as finally determined in a final, non-appealable judgment by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrowers or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the

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indemnification payments or additional amounts with respect to such Tax had never been paid.
GENERAL PROVISIONS.
Effectiveness. This Agreement shall be binding and deemed effective when executed by Parent, each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.
Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Parent or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
Bank Product Providers. Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although

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Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.
Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
Revival and Reinstatement of Obligations; Certain Waivers.
If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code and Canadian Debtor Relief Laws relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay,

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restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.
Anything to the contrary contained herein notwithstanding, if Agent or any Lender accepts a guaranty of only a portion of the Obligations pursuant to any guaranty, each of Parent and each Borrower hereby waive its right under Section 2822(a) of the California Civil Code or any similar laws of any other applicable jurisdiction to designate the portion of the Obligations satisfied by the applicable guarantor’s partial payment.
Confidentiality.
Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent, Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, shall not be used other than in connection with the administration of the Loans and performance of the Loan Documents, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the

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applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.
Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of ~~the~~ Agent.
Each Loan Party agrees that Agent may make materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the

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“Platform”). The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform. In no event shall Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct. Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).
Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.
Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence

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on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers. Each Loan Party acknowledges that, pursuant to the AML Legislation, the Lenders and Agent may be required to obtain, verify and record information regarding each Loan Party, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the transactions contemplated hereby. Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.
Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.
SeaSpine Orthopedics as Agent for Borrowers. Each Borrower hereby irrevocably appoints SeaSpine Orthopedics as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of

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damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.
Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Amendment and Restatement of the Original Credit Agreement. The parties hereto acknowledge and agree that: (a) this Agreement and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Original Credit Agreement); (b) such “Obligations” under the Original Credit Agreement are in all respects continuing with only the terms thereof being amended and modified as provided in this Agreement; and (c) the “Liens” granted in the “Collateral” (each as defined in the Original Credit Agreement and/or the Guaranty and Security Agreement, as applicable) pursuant to the Original Credit Agreement securing payment of such “Obligations” are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement) and are hereby fully ratified and affirmed. Without limitation of the foregoing, Borrowers and Parent hereby fully and unconditionally ratify and affirm all of the Loan Documents, as amended, and agree that all security interests and other Liens granted to Agent for the benefit of itself and the other Lenders in the collateral thereunder with respect to the Loans shall from and after the date hereof secure all Obligations hereunder in favor of ~~the~~ Agent for the benefit of itself and the other Lenders. For the avoidance of doubt, all other Obligations (as defined in the Original Credit Agreement) remain unaffected except to the extent specifically set forth therein, and the Original Credit Agreement and related Loan Documents remain in full force and effect in all respects.

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Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of Borrowers and/or Parent, as applicable, in the Original Credit Agreement, Borrowers and Parent acknowledge and agree that any choses in action or other rights created in favor of Agent for the benefit of itself and the other Lenders (and their successors and assigns) arising out of the representations and warranties of Borrowers and/or Parent, as applicable, contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Original Credit Agreement shall survive the execution and delivery of this Agreement in favor of ~~the~~ Agent for the benefit of itself and the other Lenders. All indemnification obligations of Borrowers and Parent pursuant to the Original Credit Agreement shall survive the amendment and restatement of the Original Credit Agreement pursuant to this Agreement. On and after the Closing Date, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or similar words referring to the Credit Agreement shall mean and be a reference to this Agreement.
(n)Release; No Actions, Claims, Etc..
(i)In further consideration of Agent’s and Lenders’ execution of this Agreement, each of Parent and each Borrower (on behalf of itself and its members, managers, partners, officers, employees, affiliates, agents, successors and assigns) hereby unconditionally and irrevocably forever remises, releases, acquits, satisfies and forever discharges Agent and each Lender and their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (collectively, the “Releasees”) from any and all claims, counterclaims, demands, liabilities, disputes, proceedings, damages, debts, suits, controversies, penalties, fees, costs, expenses, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liability be direct or indirect, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, foreseen or unforeseen, and whether or not heretofore asserted, that such Borrower or Parent (or any of its members, managers, partners, employees, officers, affiliates, successors or assigns) ever had, now has, or may have against or seek from any or all of the Releasees, which arise from or relate to any actions, omissions, conditions, events, or any other circumstances whatsoever on or prior to the date hereof, including with respect to the Obligations, any Collateral, this Agreement, the transactions relating thereto, and any Loan Documents, other than for Agent or any Lender’s gross negligence or willful misconduct as finally determined in a final, non-appealable judgment by a court of competent jurisdiction.
(ii)Each of Parent and each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(iii)To the furthest extent permitted by law, each of Parent and each Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it, respectively, may have as against Agent or any Lender under any law, rule or regulation of any jurisdiction that would or could have the effect of limiting the extent to which a general release extends to claims which any Borrower, Parent, Agent, any Lender or any Releasee does not know or suspect to exist as of the date hereof. Each of Parent and each Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Agreement.

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As of the date hereof, each of Parent and each Borrower hereby acknowledges and confirms that they have no knowledge of any claims, counterclaims, demands, liabilities, disputes, proceedings, damages, debts, suits, controversies, penalties, fees, costs, expenses, actions or causes of action of whatever kind or nature, in law or in equity, against ~~the~~ Agent, the Lenders or any other Releasees arising from any action by such Persons, or failure of such Persons on or prior to the date hereof which arise from or relate to any actions, omissions, conditions, events, or any other circumstances whatsoever on or prior to the date hereof, including with respect to the Original Credit Agreement and the other Loan Documents executed in connection therewith, the transactions relating thereto the Obligations or any Collateral.
Reaffirmation of Loan Documents; Reaffirmation of Security Interest; Guarantor Acknowledgement. Each of Parent and each Borrower hereby (a) confirms and agrees that (i) each Loan Document to which it is a party remains in full force and effect and each are hereby ratified and confirmed in all respects, including with regard to this Agreement and all of each Borrower’s and Parent’s liabilities and obligations under and pursuant to the Loan Documents to which it is a party, each as modified by this Agreement (if and as applicable), are and shall be valid and enforceable and shall not be impaired or limited in any way by the execution, delivery or effectiveness of this Agreement, (b) represents and warrants to Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, that each Borrower’s and Parent’s representations and warranties contained in the Loan Documents to which it is a party are true and correct as of the date hereof, with the same effect as though made on the date hereof, (c) agrees and acknowledges that such ratification and confirmation is not a condition to the continued effectiveness of this Agreement or any other Loan Document, and (d) agrees that neither such ratification and confirmation, nor the solicitation of such ratification and confirmation by Agent constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or confirmation from the undersigned with respect to subsequent amendments, modifications or restatements, if any, to the Agreement or any other Loan Document. The disclosure schedules to the Guaranty and Security Agreement are amended and restated with the disclosure schedules attached hereto as Exhibit G-1, each of which is true, complete and correct in all material respects and shall be deemed a part of the Guaranty and Security Agreement for all purposes of the Guaranty and Security Agreement. Each of Parent and each Borrower hereby confirms and agrees that all security interests and liens granted to Agent, for the benefit of the Lenders, continue to be perfected, first priority liens and remain in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any liens other than liens in favor of Agent and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority, and extent of Agent’s existing security interest in and liens upon the Collateral. Each Guarantor acknowledges and consents to all of the terms and conditions of this Agreement, affirms its guaranty obligations under and in respect of the Loan Documents to which it is a party and agrees that neither this Agreement nor any of the documents executed in connection therewith operate to reduce or discharge its obligations under the Loan Documents, except as expressly set forth herein or therein.
9.ULC Shares.
(1)Notwithstanding anything else contained in this Agreement or any other document or agreement among all or some of the parties hereto (or beneficiaries hereof), each Loan Party is the sole registered and beneficial owner of all of its Collateral that is ULC Shares and will remain so until such time as such ULC Shares

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are effectively transferred into the name of Agent, or any nominee of the foregoing or any other Person on the books and records of such ULC. Accordingly, such Loan Party shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of ULC Shares that are its Collateral and shall have the right to vote such ULC Shares and to control the direction, management and policies of any such ULC to the same extent as such Loan Party would if such ULC Shares were not pledged to Agent pursuant hereto. Nothing in this Agreement or any other document or agreement among all or some of the parties hereto (or beneficiaries hereof) is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto (or beneficiaries hereof) shall, constitute Agent or any Person other than the Loan Parties, a member of any ULC for the purposes of the Companies Act (Nova Scotia), the Business Corporations Act (British Columbia), the Business Corporations Act (Alberta) or any other applicable legislation until such time as notice is given to the relevant Loan Parties and further steps are taken hereunder or thereunder so as to register Agent, or any nominee of the foregoing, as specified in such notice, as the holder of shares of such ULC. To the extent any provision hereof would have the effect of constituting Agent a member of a ULC prior to such time, such provision shall be severed herefrom and ineffective with respect to Collateral that is shares of such ULC without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral that is not shares of such ULC.
1.1.2.Except upon the exercise of rights to sell or otherwise dispose of Collateral that is ULC Shares once the security interest is enforceable, no Loan Party shall cause or permit, or enable any ULC in which it holds ULC Shares that are Collateral to cause or permit, to the extent it is able to do so, Agent to: (i) be registered as a shareholder or member of a ULC; (ii) have any notation entered in its favor in the share register of a ULC; (iii) be held out as a shareholder or member of a ULC; (iv) receive, directly or indirectly, any dividends, property or other distributions from a ULC by reason of Agent holding a security interest in a ULC or ULC Shares; or (v) act as a shareholder or member of a ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, a ULC.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

PARENT AND GUARANTOR:

SEASPINE HOLDINGS CORPORATION, a Delaware corporation

By:
        John Bostjancic
        Chief Financial Officer

GUARANTOR:

PROJECT MAPLE LEAF HOLDINGS ULC, an unlimited liability company organized under the laws of British Columbia

By:
        Patrick Keran
        Director

BORROWERS: SEASPINE ORTHOPEDICS CORPORATION, a Delaware corporation By: John Bostjancic Chief Financial Officer
SEASPINE, INC., a Delaware corporation By: John Bostjancic Chief Financial Officer
ISOTIS, INC., a Delaware corporation By: John Bostjancic Chief Financial Officer
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SEASPINE SALES LLC, a Delaware limited liability company By: SeaSpine, Inc., its sole member By: John Bostjancic Chief Financial Officer
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ISOTIS ORTHOBIOLOGICS, INC., a Washington corporation By: John Bostjancic Chief Financial Officer
THEKEN SPINE, LLC, an Ohio limited liability company

By: SeaSpine Orthopedics Corporation, its sole         member

By:
     John Bostjancic
     Chief Financial Officer

SEASPINE ORTHOPEDICS INTERMEDIATECO, INC., a Delaware corporation

By:
        John Bostjancic
        Chief Financial Officer

7D SURGICAL USA INC., a Delaware corporation

By:
        John Bostjancic
        Chief Financial Officer

7D SURGICAL ULC, an unlimited liability company organized under the laws of British Columbia

By:
        John Bostjancic
        Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent and as a Lender
By:
Name:	~~Lloyd Van DykeRina Shinoda~~
Title:	Authorized Signatory

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Schedule 1.1
As used in the Agreement, the following terms shall have the following definitions:
“AAPP” means the Accelerated and Advance Payments Program under the CARES Act, as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.
“Acceptable Appraisal” means, with respect to an appraisal of Inventory the most recent appraisal of such property received by Agent (a) from an appraisal company satisfactory to Agent, (b) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) (prepared based on reasonable assumptions and pursuant to customary instructions) of which are satisfactory to Agent, and (c) the results of which are satisfactory to Agent, in each case, in Agent's Permitted Discretion.
“Account” means an account (as that term is defined in the Code).
“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.
“Account Party” has the meaning specified therefor in Section 2.11(h) of the Agreement.
“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).
“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by Parent, and Borrower or any of their respective Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) is either purchase money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property or other Indebtedness which would be Permitted Indebtedness if incurred by Borrower, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.
“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all of the Equity Interests of any other Person.
“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.
“Administrative Borrower” has the meaning specified therefor in Section 17.13 of the Agreement.
“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of the Agreement.
“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.
    SCHEDULE 1.1

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“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the ~~definition~~definitions of Eligible Accounts and Section 6.10 of the Agreement: (a) if any Person owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person), then both such Persons shall be deemed Affiliates of each other, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
“Agent” has the meaning specified therefor in the preamble to the Agreement.
“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.
“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 to the Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrowers and the Lenders).
“Agent’s Liens” means the Liens granted by Parent, each Borrower and any of their Subsidiaries to Agent under the Loan Documents and securing the Obligations.
“Agreement” means the Amended and Restated Credit Agreement to which this Schedule 1.1 is attached, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“AML Legislation” means Canadian Anti-Money Laundering & Anti-Terrorism Legislation and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws.
“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, Canadian Economic Sanctions and Export Control Laws and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.
“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Excess Availability of Borrowers for the most recently completed month; provided, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level III”:
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Level	Average Excess Availability	Applicable Margin Relative to Base Rate Loans (the “Base Rate Margin”)	Applicable Margin Relative to LIBOR Rate Loans (the “LIBOR Rate Margin”)
I	> $20,000,000	1.25 percentage points	2.25 percentage points
II	< $20,000,000 and > $10,000,000	1.50 percentage points	2.50 percentage points
III	< $10,000,000	1.75 percentage points	2.75 percentage points

The Applicable Margin shall be re-determined as of the first day of each fiscal month of Borrowers.
“Applicable Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of Borrowers for the most recently completed month as determined by Agent in its Permitted Discretion; provided that any time an Event of Default has occurred and is continuing, the Applicable Unused Line Fee Percentage shall be set at the margin in the row styled “Level II”:

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	> 25% of the Maximum Revolver Amount	0.375 percentage points
II	< $25% of the Maximum Revolver Amount	0.50 percentage points

The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each month by Agent.
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“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) of the Agreement.
“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.
“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.
“Authorized Person” means any one of the individuals identified as an officer of a Borrower on Schedule A-2 to the Agreement, or any other individual identified by Administrative Borrower as an authorized person and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication.
“Availability” means, as of any date of determination, the aggregate amount that Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of the Agreement (after giving effect to the then outstanding Revolver Usage).
“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $10,000,000, minus (b) the aggregate principal amount of Increases to the Revolver Commitments previously made pursuant to Section 2.14 of the Agreement.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d)(iii)(D); provided, that if the then-current Benchmark is based upon SOFR Average, such Benchmark shall be deemed to not have any Available Tenors.
“Average Excess Availability” means, with respect to any period, the sum of the aggregate amount of Excess Availability for each Business Day in such period (calculated as of the end of each respective Business Day) divided by the number of Business Days in such period.
“Average Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Product” means any one or more of the following financial products or accommodations extended to Parent, any Borrower or any of their Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called “purchase
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cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by Parent, any Borrower or any of their Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations (other than Hedge Obligations).
“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Parent and each Borrower and their Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent, any Borrower or any of their Subsidiaries.
“Bank Product Provider” means Wells Fargo or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider.
“Bank Product Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate to establish (based upon the Bank Product Providers’ determination of the liabilities and obligations of Parent and each Borrower and their Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Base Rate” means, on any date, an annual rate of interest equal to the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon an interest period of one month and shall be determined on a daily basis), plus one percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (d) shall be deemed to be zero).
“Base Rate Loan” means each portion of the Revolving Loans to Borrowers that bears interest at a rate determined by reference to the Base Rate.
“Base Rate Margin” has the meaning set forth in the definition of Applicable Margin~~.~~
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“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(iii)(A).
“Benchmark Replacement” means,
(a)    with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:
(i)    for any Available Tenor, the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;
(ii)    the sum of: (A) SOFR Average and (B) the related Benchmark Replacement Adjustment;
(iii)    for any Available Tenor (if applicable), the sum of: (A) the alternate benchmark rate that has been selected by Agent and Administrative Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if applicable) giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or
(b)    with respect to any Term SOFR Transition Event, for any Available Tenor (if applicable), the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;
provided that, (x) in the case of clause (a)(i), if Agent decides that Term SOFR is not administratively feasible for Agent, then Term SOFR will be deemed unavailable for purposes of this definition and (y) in the case of clause (a)(i) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(i), (a)(ii) or (a)(iii) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor (if applicable) for any setting of such Unadjusted Benchmark Replacement:
(a)    for purposes of clauses (a)(i) and (b) of the definition of “Benchmark Replacement,” an amount equal to (A) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (B) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration and (C) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;

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(b)    for purposes of clause (a)(ii) of the definition of “Benchmark Replacement,” an amount equal to 0.11448% (11.448 basis points); and

(c)    for purposes of clause (a)(iii) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor (if applicable) of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor (if applicable) of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof);

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(c)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after Agent has provided the Term SOFR Notice to the Lenders and Administrative Borrower pursuant to Section 2.12(d)(iii)(A)(2); or

(d)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
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For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (B) if the then-current Benchmark has any Available Tenors, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable)of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii).
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“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Parent, any Borrower or any of their respective Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.
“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.
“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of the Agreement.
“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance.
“Borrowing Base” means, as of any date of determination, the result of:
(a)the sum of
(i)85% of the amount of Eligible Accounts and Eligible Unbilled Accounts, minus
(ii)the amount, if any, of the Dilution Reserve, minus
(iii)the aggregate amount of other reserves, if any, established by Agent under Section 2.1(c) of the Agreement, minus
(iv)the Credit and Unapplied Collection Amount, plus
(b)the lowest of
(i)$12,500,000, and
(ii)the lowest of (A) the product of 80% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of (x) Eligible Finished Goods Inventory, (y) Eligible Raw Materials Inventory and (z) Eligible Work-in-Process Inventory at such time, (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of (x) Eligible Finished Goods Inventory, (y) Eligible Raw Materials Inventory and (z) Eligible Work-in-Process Inventory (each such determination may be made as to different categories of Eligible Finished Goods Inventory, Eligible Raw Materials Inventory and Eligible Work-in-Process Inventory, as the case may be, based upon the Net Recovery Percentage applicable to such categories) at such time, and (C) the product of 75% multiplied by the
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amount resulting from the calculation set forth in subsection (a)(i) of this definition at such time, minus
(c)the aggregate amount of reserves, if any and without duplication, established by Agent under Section 2.1(c) of the Agreement.
“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1 to the Agreement.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.
“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means the Criminal Code, R.S.C. 1985, c. C-46, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, 17 and the United Nations Act, R.S.C. 1985, c. U-2 or any similar Canadian legislation, together with Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.
“Canadian Borrower” means 7D Canada.
“Canadian Debtor Relief Laws” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Canadian Dollars” or C$ means lawful money of Canada.
“Canadian Economic Sanctions and Export Control Laws” means the Special Economic Measures Act (Canada) (S,C. 1992, c. 17) and the regulations made thereunder, the United Nations Act (Canada) (R.S.C. 1985, c. U-2), and the regulations made thereunder, Freezing Assets of Corrupt Foreign Officials Act (Canada) (S.C. 2011, c.10), and the regulations made thereunder, Part II.1 of the Criminal Code (Canada) (R.S.C., 1985, c. C-46), and the regulations made thereunder, the Export and Import Permits Act (Canada) (R.S.C., 1985, c. E-19), and the regulations made thereunder, any other law or regulation promulgated from time to time and administered by Global Affairs Canada and any similar laws enacted in Canada after the date of this Agreement.
“Canadian Employee Plan” means a Canadian Pension Plan, a Canadian Welfare Plan or both.
“Canadian Guarantors” means Maple Leaf and each other Subsidiary formed in Canada or a province or territory of Canada that has guaranteed the Obligations and their successors and assigns.
“Canadian Guaranty” means the Canadian Guarantee in form and substance reasonably satisfactory to Agent, executed and to be delivered by each Canadian Loan Party to Agent.
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“Canadian Loan Parties” means, collectively, the Canadian Borrower and Canadian Guarantors.
“Canadian Pension Event” shall mean (a) the termination or wind-up in whole or in part of any Canadian Pension Plan or the institution of proceedings by any Governmental Authority to terminate or wind-up in whole or in part or have a trustee or a replacement administrator appointed to administer a Canadian Pension Plan which could reasonably be expected to have a Material Adverse Effect, (b) the occurrence of an event under the Income Tax Act (Canada) that could reasonably be expected to affect the registered status of any Canadian Pension Plan which could reasonably be expected to have a Material Adverse Effect, (c) the taking of any action with respect to any Canadian Pension Plan which could reasonably be expected to have a Material Adverse Effect, (d) receipt by a Loan Party of any order or notice of intention to issue an order from the applicable pension standards regulator or similar Governmental Authority that could reasonably be expected to affect the registered status or cause the termination or wind-up (in whole or in part) of any Canadian Pension Plan and, in either case, which could reasonably be expected to have a Material Adverse Effect, (e) the receipt of notice by the administrator or the funding agent of any failure to remit contributions to a Canadian Pension Plan, where such failure could reasonably be expected to have a Material Adverse Effect, (f) the adoption of any amendment to a Canadian Pension Plan that would require the provision of security pursuant to Applicable Law which could reasonably be expected to have a Material Adverse Effect, or (g) any other extraordinary event or condition with respect to a Canadian Pension Plan that could reasonably be expected to result in a Lien or any acceleration of any statutory requirements to fund all or a substantial portion of the unfunded liabilities of such plan which could reasonably be expected to have a Material Adverse Effect.
“Canadian Pension Plans” shall mean a pension plan that is a “registered pension plan” as defined in subsection 248(1) of the Income Tax Act (Canada) and which is maintained or contributed to by, or to which there is or may be an obligation to contribute by any Borrower in respect of its employees or former employees, arising from employment in Canada, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec.
“Canadian Security and Pledge Agreement” means the Canadian Security and Pledge Agreement in form and substance reasonably satisfactory to Agent, executed and to be delivered by each Canadian Loan Party to Agent.
“Canadian Security Agreements” means the Canadian Guaranty, the Canadian Security and Pledge Agreement, any Intellectual Property Security Agreement governed under the laws of Canada, and any other security documents executed and/or delivered to Agent by any Loan Party organized under the laws of a province of Canada.
“Canadian Welfare Plan” means any deferred compensation, bonus, share option or purchase, savings, retirement savings, retirement benefit, profit sharing, medical, health, hospitalization, insurance or any other benefit, program, agreement or arrangement, funded or unfunded, formal or informal, written or unwritten, that is applicable to any current or former Canadian employee, director, officer, shareholder, consultant or independent contractor of any Loan Party, or any dependent of any of them, except a Canadian Pension Plan.
“Capital Expenditures” means, with respect to any Person, the amount of all expenditures by such Person and its Subsidiaries during such period, in all cases that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) expenditures made during such period in
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connection with the replacement, substitution, or restoration of assets or properties pursuant to Section 2.4(e)(ii) of the Agreement, (b) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (c) expenditures made during such period to consummate one or more Permitted Acquisitions, (d) expenditures made during such period to the extent made with the identifiable proceeds of an equity investment in Parent, a Borrower or any of their Subsidiaries which equity investment is made substantially contemporaneously with the making of the expenditure, (e) expenditures made with proceeds of insurance, and (f) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding Parent, any Borrower or any of their Affiliates).
“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub.L. No. 116-136), as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or the Government of Canada issued by any agency thereof and backed by the full faith and credit of the United States or the Government of Canada, as applicable, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or province or territory of Canada or any political subdivision of any such state, province or territory or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.
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“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.
“CFC” means a controlled foreign corporation (as that term is defined in the IRC) in which any Loan Party is a "United States shareholder" within the meaning of Section 951(b) of the IRC.
“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veterans Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Change in Law” means the occurrence after the date of the Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means that:
(a)the occurrence of a change in the composition of the Board of Directors of Parent, Maple Leaf or any Borrower such that a majority of the members of such Board of Directors are not Continuing Directors; or
(b)Parent fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party.
“Closing Date” means the date of the making of the initial Revolving Loan (or other extension of credit) under the Agreement.
“CMS” means The Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services, and any Governmental Authority successor thereto.
“Code” means the California Uniform Commercial Code, as in effect from time to time.
“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent, any Borrower or any of their Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.
    SCHEDULE 1.1

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“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Parent’s, any Borrower’s or any of their Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.
“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).
“Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.
“Competitor” means any Person which is a direct competitor of Borrowers or any of their Subsidiaries if, at the time of a proposed assignment, Agent and the assigning Lender have actual knowledge that such Person is a direct competitor of Borrowers or any of their Subsidiaries; provided, that in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Borrowers or any of their Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by the chief financial officer or treasurer of Parent to Agent.
“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.
“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent or any Borrower, as the case may be, on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors.
“Control Agreement” means a control agreement or blocked account agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Parent or any Borrower, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank in the United States or Canada (with respect to a Deposit Account).
“Copyright Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement or in the case of the Canadian Loan Parties, the Canadian Security and Pledge Agreement.
    SCHEDULE 1.1

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“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covenant Testing Period” means a period (a) commencing on the last day of the fiscal month of Parent and Borrowers most recently ended prior to a Covenant Trigger Event for which Borrowers are required to deliver to Agent monthly, quarterly or annual financial statements pursuant to Schedule 5.1 to the Agreement, and (b) continuing through and including the first day after such Covenant Trigger Event that the Total Liquidity is equal to or greater than the Threshold Amount for thirty (30) consecutive days.
“Covenant Trigger Event” means any date on which the Total Liquidity is less than the Threshold Amount.
“Credit and Unapplied Collection Amount” means, at any time, the sum of (a) any credit charges of any Account Debtors of Eligible Accounts that are aged greater than the number of days allowed for the applicable Account Debtor for Eligible Accounts from the invoice date and (b) any collections on Accounts that have been received by a Borrower but have not yet been applied to an invoice.
“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified any Borrower, Agent or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental
    SCHEDULE 1.1

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Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower, Issuing Bank, and each Lender.
“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).
“Deposit Account” means any deposit account (as that term is defined in the Code).
“Designated Account” means the Deposit Account of the Loan Parties identified on Schedule D-1 to the Agreement (or such other Deposit Account of any Loan Party located at Designated Account Bank that has been designated as such, in writing, by Borrowers to Agent).
“Designated Account Bank” has the meaning specified therefor in Schedule D-1 to the Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Borrowers to Agent).
“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.
“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by the extent to which Dilution is in excess of 5%.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date.
“Dollars” or “$” means United States dollars~~.~~
“Dollars Equivalent” means, at any time, (i) as to any amount denominated in Dollars, the amount thereof at such time, and (ii) as to any amount denominated in any other currency, the equivalent amount in Dollars calculated by Agent in good faith at such time using the Exchange Rate in effect on the day of determination.
    SCHEDULE 1.1

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“Domestic Subsidiary” means any Subsidiary of any Loan Party that is not a Foreign Subsidiary.
“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.
“Early Opt-in Election” means the occurrence of:
(a) a notification by Agent to (or the request by Administrative Borrower to Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(b)    the joint election by Agent and Administrative Borrower to trigger a fallback from USD LIBOR and the provision by Agent of written notice of such election to the Lenders.
“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.
“EBITDA” means, with respect to any fiscal period,
(a)Parent’s and each of its direct and indirect Subsidiaries’ consolidated net earnings (or loss), minus
(b)without duplication, the sum of the following amounts of Parent and each of its direct and indirect Subsidiaries for such period to the extent included in determining consolidated net earnings (or loss) for such period:
(i)unusual or non-recurring gains,
(ii)interest income,
plus
(c)without duplication, the sum of the following amounts of Parent and each of its direct and indirect Subsidiaries for such period to the extent deducted in determining consolidated net earnings (or loss) for such period:
(i)non-cash unusual or non-recurring losses,
(ii)non-cash impairment charges to fixed assets or intangible assets,
(iii)Interest Expense,
    SCHEDULE 1.1

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(iv)provisions for income taxes,
(v)depreciation and amortization for such period,
(vi)non-cash equity compensation charges, and
(vii)and other non-cash charges or non-recurring charges approved by Agent in its reasonable discretion, in each case, determined on a consolidated basis in accordance with GAAP.
For the purposes of calculating EBITDA for any period of twelve-month period (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), Parent or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Parent, Borrowers and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period. Further, for the purposes of calculating EBITDA, no more than twenty percent 20% of EBITDA shall be attributable to foreign Subsidiaries which are not Loan Parties.
“Eligible Accounts” means those Accounts created by a Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Borrowers’ business or assets of which Agent becomes aware after the Closing Date, including any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, finance charges, service charges, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following:
(a)Accounts that the Account Debtor has failed to pay within 120 days after original invoice date,
(b)Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)Accounts with respect to which the Account Debtor is a natural person, an Affiliate of any Borrower or an employee or agent of any Borrower or any Affiliate of any Borrower,
(d)Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms,
    SCHEDULE 1.1

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(e)Accounts that are not payable in Dollars~~,~~ or Canadian Dollars; provided, all Eligible Accounts must be calculated and provided to Agent in Dollars in connection with the calculation of the Borrowing Base,
(f)Accounts with respect to which the Account Debtor either (i) does not maintain its principal executive office in the United States or Canada, or (ii) is not organized under (x) the laws of the United States or any state thereof or (y) the laws of Canada or any province or territory thereof (excluding the Province of Quebec), or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof (subject to paragraph (g) below),
(g)Accounts with respect to which the Account Debtor is either federal Government of Canada or any provincial or territorial government or Governmental Authority thereof which has adopted legislation requiring any consent or other legal formality of a provincial or territorial Governmental Authority to the assignment of any claim against such province or territory or Governmental Authority and/or the grant of any Lien in such Account, unless the applicable Canadian Loan Party has complied with the terms of the Financial Administration Act (Canada) or any other similar applicable provincial or territorial statute and such assignment is enforceable against such Governmental Authority;
(h)~~(g)~~ Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrowers have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC § 3727) (but not an Account Debtor making payments under a Government Reimbursement Program), or (ii) any state of the United States,
(i)~~(h)~~ Accounts with respect to which the Account Debtor is not a Third Party Payor,
(j)~~(i)~~ Accounts with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a right of recoupment, chargeback, rebate or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment, chargeback, rebate or setoff, or dispute,
(k)~~(j)~~ Accounts with respect to an Account Debtor whose Eligible Accounts owing to Borrowers exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(l)~~(k)~~ Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to
    SCHEDULE 1.1

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which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(m)~~(l)~~ Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,
(n)~~(m)~~ Accounts that are not subject to a valid and perfected first priority Agent’s Lien,
(o)~~(n)~~ Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor; provided, that such Accounts may constitute Eligible Unbilled Accounts if such Accounts satisfy the definition thereof,
(p)~~(o)~~ Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(q)~~(p)~~ Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services,
(r)~~(q)~~ Accounts owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment, or Accounts owned by a Person that is joined to the Agreement as a Borrower pursuant to the provisions of the Agreement, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to Agent in its Permitted Discretion, or
(s)~~(r)~~ Accounts arising out of a settlement or expected settlement.
“Eligible Finished Goods Inventory” means Inventory that qualifies as Eligible Inventory and is first quality finished goods held for sale in the ordinary course of Borrowers’ business consisting of spinal fusion hardware products and orthobiologics products.
“Eligible Inventory” means Inventory of a Borrower, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Borrowers’ business or assets of which Agent becomes aware after the Closing Date, including any field examination or appraisal performed or received by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices and the most recent appraisals of such Inventory obtained by Agent. An item of Inventory shall not be included in Eligible Inventory if:
(a)a Borrower does not have good, valid, and marketable title thereto,
(b)a Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower),
    SCHEDULE 1.1

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(c)it is located on real property leased by a Borrower or in a contract warehouse, in each case, unless it is (x) located at a location in the continental United States or in a province or territory in Canada, (y) subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, or a Landlord Reserve is in effect for such location, and (z) segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,
(d)it is the subject of a bill of lading or other document of title,
(e)it is not subject to a valid and perfected first priority Agent’s Lien,
(f)it consists of goods returned or rejected by a Borrower’s customers or that are subject to a recall,
(g)it consists of goods that are obsolete, slow moving or spoiled or are otherwise past the stated expiration, “sell-by” or “use by” date applicable thereto, restrictive or custom items or otherwise is manufactured in accordance with customer-specific requirements, work-in-process (other than Eligible Work-In-Process Inventory), raw materials (other than Eligible Raw Materials Inventory), or goods that constitute spare parts, surgical kits, surgical instruments, packaging and shipping materials, supplies used or consumed in Borrowers’ business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment,
(h)it is subject to Intellectual Property or a license of Intellectual Property (including Patent Licenses), unless (1) Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite any rights of such creditors, including after foreclosure and (2) with respect to any such Intellectual Property or license of Intellectual Property (including Patent Licenses) acquired after the Closing Date, such creditors or their representative have expressly acknowledged and consented to (without condition or qualification) the license, sublicense or grant to Agent of the right to use such Intellectual Property or license of Intellectual Property (including Patent Licenses) on the terms set forth in the Guaranty and Security Agreement, the respective Intellectual Property Security Agreement and any other applicable Loan Document,
(i)it was acquired in connection with a Permitted Acquisition, until the completion of an Acceptable Appraisal (or such other diligence as Agent shall require), in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition),
(j)it consists of drugs (as such term is defined in the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.)),
(k)it is not in compliance with all Public Health Laws and standards imposed by the FDA or any other Governmental Authority having regulatory authority over such Inventory, its use or sale,
(l)it is subject to a Patent or Patent License that expires within the following 180 days; or
(m)it is owned by IsoTis Orthobiologics and is within 180 days of expiration.
    SCHEDULE 1.1

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“Eligible Raw Material Inventory” means Inventory that qualifies as Eligible Inventory and consists of goods that are first quality raw materials consisting of orthobiologics products (but not spinal fusion hardware products).
“Eligible Unbilled Accounts” means Accounts that otherwise qualify as Eligible Accounts except that an invoice, statement or other billing document has not been sent to the applicable Account Debtor; provided, that any such Account shall cease to be an Eligible Unbilled Account on the date that (a) an invoice, statement or other billing document is sent to the applicable Account Debtor or (b) is more than 30 days after the most recent date on which such services, goods or merchandise were provided by a Borrower; provided, however, the aggregate amount of Eligible Unbilled Accounts shall at no time exceed $3,000,000.
“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; and (b) (i) a commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (A) (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000; (d) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $1,000,000,000; and (f) during the continuation of an Event of Default, any other Person approved by Agent.
“Eligible Work-in-Process Inventory” means Inventory that qualifies as Eligible Inventory and consists of goods that are first quality work-in-process consisting of orthobiologics products (but not spinal fusion hardware products); provided that, anything to the contrary contained herein notwithstanding, the value of such Inventory shall not include the value of any labor or other services rendered to produce such Inventory.
“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest.
“Environmental Law” means any applicable federal, state, provincial, territorial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent, any Borrower or any of their Subsidiaries, relating to the environment, the effect of the environment on employee health (other than occupational and safety laws), or Hazardous Materials, in each case as amended from time to time.
    SCHEDULE 1.1

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“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.
“Equipment” means equipment (as that term is defined in the Code).
“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or any of its direct or indirect Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or any of its direct or indirect Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its direct or indirect Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Parent or any of its direct or indirect Subsidiaries and whose employees are aggregated with the employees of Parent or any of its direct or indirect Subsidiaries under IRC Section 414(o).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.
“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Parent, Borrowers and their Subsidiaries aged in excess of historical levels with respect thereto and not subject to a bona fide dispute and all book overdrafts of Parent, Borrowers and their Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.
“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
“Exchange Rate” shall mean, with respect to any calculation of the Dollar Equivalent of any amount denominated in any currency other than Dollars on any date of determination, the prevailing spot rate of exchange for the conversion of such other currency into Dollars as determined by Agent’s foreign exchange department (in the exercise of its ordinary business
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practices regarding foreign currency exchange for customers of Agent similarly situated to Borrowers) as of the close of business for Agent’s foreign exchange department on the Business Day immediately preceding such date of determination; provided that, notwithstanding the foregoing, in the context of any actual conversion by Agent or any Lender of any funds received by Agent or any Lender (whether as a payment made by any Loan Party or the proceeds of any Collateral (including any collections on any Accounts received by Agent or any Lender)), or any calculation or valuation of asset values, from one currency to another for the purpose of applying such funds to the Obligations in accordance with the terms of this Agreement ,“Exchange Rate” means the spot-buying or spot-selling (as the case may be) rate of exchange at which Agent or such Lender is actually able to exchange the one currency for the other in the exercise of its ordinary business practices regarding foreign currency exchange at the time of such actual conversion.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 2.15), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.
“Excluded Taxes” means (i) any tax imposed on the net income (however denominated) or net profits of any Lender or any Participant (including any branch profits or franchise taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in or as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) withholding taxes that would not have been imposed but for a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 of the Agreement, (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the law (and the applicable withholding rate) in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision or other Change in Law with respect to any of the foregoing by any Governmental Authority, ~~and~~ (iv) any United States federal withholding taxes imposed under FATCA~~.~~, and (v) taxes imposed under Part XIII of the Income Tax Act (Canada) on amounts paid by a Canadian Loan Party that arise as a consequence of the recipient of the
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payment (i) not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Canadian Loan Party, (ii) being a “specified non-resident shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Canadian Loan Party, or (iii) not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Canadian Loan Party; provided that Agent, any Lender, Swing Lender or any Issuing Bank shall not be deemed to be not dealing at arm’s length with or be a “specified shareholder” of any Canadian Loan Party or be a “specified non-resident shareholder” of any Canadian Loan Party by virtue of it entering into this Agreement or any Loan Document or being granted or perfecting or enforcing any Lien or possessing any Collateral, including any Equity Interests.
“Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of the Agreement.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means that certain fee letter, dated as of even date with the Agreement, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.
“Fixed Charges” means, with respect to any fiscal period and with respect to Parent and each of its direct and indirect Subsidiaries determined on a consolidated basis in accordance with GAAP, in all cases, the sum, without duplication, of (a) Interest Expense required to be paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid, plus all payments made under settlement agreements to which Parent or any of its Subsidiaries is a party, in each case, during such period, (c) all federal, state, and local income taxes required to be paid during such period, (d) all fees paid during such period to the extent not deducted in the calculation of EBITDA (including paid pursuant to the Transition Agreements) and (e) all Restricted Payments paid (whether in cash or other property, other than common Equity Interest) during such period. Further, for the purposes of calculating Fixed
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Charges, no more than twenty percent 20% of Fixed Charges shall be attributable to foreign Subsidiaries which are not Loan Parties.
“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Parent and each of its direct and indirect Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for such period minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period and excluding Capital Expenditures that are financed (other than with Revolving Loans)) or incurred during such period, to (b) Fixed Charges for such period~~.~~
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.
“Flow of Funds Agreement” means a flow of funds agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each Loan Party and Agent.
“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).
“Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.
“Funding Date” means the date on which a Borrowing occurs.
“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.
“Government Account Debtor” means the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof, that is responsible for payment of an Account under any Government Reimbursement Program, or any agent, administrator, administrative contractor, intermediary or carrier for the foregoing.
“Government Receivable” means any Account that is payable by a Government Account Debtor pursuant to a Government Reimbursement Program.
“Government Receivables Lockbox Account” means a Deposit Account of the Borrower that is used exclusively for the receipt of Collections of Government Receivables.
“Government Reimbursement Program” means (a) Medicare, (b) Medicaid, (c) the Federal Employees Health Benefit Program under 5 U.S.C. § § 8902 et seq., (d) TRICARE, (e) CHAMPVA, ~~or~~ (f) if applicable within the context of the Agreement, any agent, administrator, administrative contractor, intermediary or carrier for any of the foregoing,
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(g) Ontario Health Insurance Plan administered pursuant to the Health Insurance Act (Ontario) and regulations thereto, or any other similar governmental health funding program.
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank), including CMS, any Medicare or Medicaid administrative contractors, intermediaries or carriers, and any agency, branch or other governmental body (federal, provincial, territorial or state) charged with the responsibility, or vested with the authority to administer or enforce any Health Care Laws. The term “Governmental Authority” shall further include any institutional review board, ethics committee, data monitoring committee, or other committee or entity with defined authority to oversee Regulatory Matters or any agency, branch or other governmental body charged with the responsibility and/or vested with the authority to administer and/or enforce any Public Health Laws.
“Guarantor” means (a) each Person that guaranties all or a portion of the Obligations, including (i) Parent, (ii) each Subsidiary of Parent (other than IsoTis International and any CFC or any foreign Subsidiary of any CFC) and (iii) any other Person that is a "Guarantor" under the Guaranty and Security Agreement, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement.
“Guaranty and Security Agreement” means a guaranty and security agreement, dated as of December 24, 2015, in form and substance reasonably satisfactory to Agent, executed and delivered by Parent and each of the Borrowers and each of the Guarantors to Agent.
“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Health Care Laws” means all Requirements of Law relating to: (a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn and § 1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a), and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)) and applicable industry and professional codes of conduct, such as the Medtech Canada Code of Conduct; (b) any Government Reimbursement Program; (c) the licensure or regulation of healthcare professionals, including under the Regulated Health Professions Act, 1991 (Ontario), profession-specific legislation and regulations, providers, suppliers~~, professionals~~, facilities or payors (including all statutes and regulations administered
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by any Regulatory Authority); (d) the operation of any health care facility or the provision of, or payment for, items or supplies, including compliance with broader public sector procurement rules and directives; (e) quality, safety certification and accreditation standards and requirements; (f) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments, including payments relating to any Government Authority; (g) HIPAA and Other Privacy Laws, including PHIPA; (h) the billing, coding or submission of health care claims for reimbursement; (i) the practice of medicine and other health care professions or the organization of medical or professional entities; (j) fee-splitting prohibitions, conflict of interest or professional regulatory requirements; (k) requirements for maintaining federal, state, provincial or territorial and local tax-exempt status of Borrower; (l) charitable trusts or charitable solicitation laws; (m) health planning or rate-setting laws, including laws regarding certificates of need and certificates of exemption; ~~and~~ (n) the CARES Act and any programs, loans and/or funds accessed and/or administered under the CARES Act; (o) Public Health Laws and (p) any and all other applicable federal, state, provincial, territorial or local health care laws, rules, codes, regulations, manuals, orders, ordinances, professional or ethical rules, administrative guidance and requirements, as the same may be amended, modified or supplemented from time to time.
“Health Care Permits” means any and all permits, licenses, authorizations, certificates, certificates of need, accreditations and plans of third-party accreditation agencies that are (a) necessary to enable any Borrower to operate any health care facility or participate in and receive payment under any Government Reimbursement Program or other Third Party Payor Arrangement, as applicable, or otherwise continue to conduct its business as it is conducted on the Closing Date, or (b) required under any Health Care Law.
“Health Care Proceeding” means any inquiries, investigations, probes, audits, hearings, litigation or proceedings (in each case, whether civil, criminal, administrative or investigative) concerning any alleged or actual non-compliance by any Loan Party with any Health Care Laws or the requirements of any Health Care Permit or Third Party Payor Arrangement or the business affairs, practices, licensing or reimbursement entitlements of any Borrower (including inquiries involving the Comprehensive Error Rate Testing and any inquiries, investigations, probes, audits or procedures initiated by a Fiscal Intermediary/Medicare Administrator Contractor, a Medicaid Integrity Contractor, a Recovery Audit Contractor, a Program Safeguard Contractor, a Zone Program Integrity Contractor, an Attorney General, the Office of Inspector General, the Department of Justice, Ontario Ministry of Health, Health Canada or any similar governmental agencies or contractors for such agencies).
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of Parent, Borrowers and their Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.
“Hedge Provider” means Wells Fargo or any of its Affiliates.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any and all rules or regulations promulgated from time to time thereunder.
“HIPAA and Other Privacy Laws” means (a) HIPAA; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and
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Reinvestment Act of 2009), as the same may be amended, modified or supplemented from time to time; (c) any successor statute thereto; ~~and~~ (d) ~~any state~~Personal Information Protection and Electronic Documents Act (Canada); (e) Canada’s Anti-Spam Laws; (f) PHIPA; or (g) any state, provincial, territorial and local laws regulating the privacy and/or security of patient protected health, personally identifiable information, or other records generated in the course of providing or paying for health care services in each case as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, and any and all rules or regulations promulgated from time to time thereunder.
“Increase” has the meaning specified therefor in Section 2.14.
“Increase Date” has the meaning specified therefor in Section 2.14.
“Increase Joinder” has the meaning specified therefor in Section 2.14.
“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligations, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.
“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.
“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.
“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
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“Ineligible Institution” means the Persons identified in writing to Agent by Borrowers on or prior to the Closing Date, which list of Persons is consented to in writing by Agent (such consent not to be unreasonably withheld or delayed).
“Initial Closing Date” has the meaning set forth in the preamble to ~~the~~this Agreement.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, Canadian Debtor Relief Laws or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Integra Supply Agreements” means the collective reference to that certain (i) Mozaik Supply Agreement (Integra as Supplier) effective as of July 1, 2015 by and between Integra LifeSciences Corporation, a Delaware corporation, and SeaSpine Orthopedics and (ii) Microfib Supply Agreement (Integra as Supplier) effective as of July 1, 2015 by and between Integra LifeSciences Corporation, a Delaware corporation, and SeaSpine Orthopedics, as each of the same may be amended, restated, modified or otherwise supplemented from time to time.
“Intellectual Property” means (a) all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, industrial designs, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, and (b) the goodwill of the business or that portion of the business represented by the mark and of any Person connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, and rights to unpatented inventions.
“Intellectual Property Security Agreement” means each of, and “Intellectual Property Security Agreements” means the collective reference to, the Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements.
“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of December 24, 2015, executed and delivered by Parent and each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent (as may be amended, restated, supplemented or otherwise modified from time to time).
“Interest Expense” means, for any period, the aggregate of the interest expense of Parent and Borrowers (including the interest portion of the rent under capitalized leases) for such period, determined on a consolidated basis in accordance with GAAP.
“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3 or 6 months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar
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month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.
“Inventory” means inventory (as that term is defined in the Code).
“Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves in respect of Inventory, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves for slow moving Inventory, Inventory with no value, Inventory shrinkage and for deferred manufacturing costs) with respect to Eligible Inventory or the Maximum Revolver Amount, including based on the results of appraisals.
“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers, directors, agents and employees of and consultants to such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.
“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.
“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by Issuing Bank for use.
“IsoTis Acquisition” means any Acquisition by IsoTis International (or effected by a CFC owned directly or indirectly by Parent) of Borrower on or after the Closing Date so long as:
(a)no Default or Event of Default shall have occurred and be continuing, and
(b)(i) to the extent Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, Borrowers would have been in compliance with the Fixed Charge Coverage Ratio of at least 1.10:1.00 for the most recent twelve-month period then ended, Borrowers shall have Total Liquidity of at least $12,500,000 consisting of Excess Availability of at least $3,500,000, and (ii) to the extent Borrowers have not provided to Agent such evidence of compliance on a pro forma basis with the Fixed Charge Coverage Ratio of at least 1.10:1.00 for the most recent twelve-month period then ended, Borrowers shall have Total Liquidity of at least $13,500,000 consisting of Excess Availability of at least $3,500,000.
“IsoTis International” means IsoTis International SARL, a limited liability company organized under the laws of Switzerland (formerly known as IsoTis International SA, a limited liability company organized under laws of Switzerland), together with its successors and assigns.
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“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.
“Issuing Bank” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 of the Agreement, and Issuing Bank shall be a Lender.
~~“Joinder” means a joinder agreement substantially in the form of Exhibit J-1 to the Agreement.~~
“knowledge” means, with respect to any Loan Party, the actual knowledge of an executive officer, as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, of such Loan Party.
“Landlord Reserve” means, as to each location at which a Borrower has Inventory (other than Inventory on consignment) or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to the greater of (a) the number of months’ rent, storage charges, fees or other amounts for which the landlord, bailee, warehouseman or other property owner will have, under applicable law, a Lien in the Inventory of such Borrower to secure the payment of such amounts under the lease or other applicable agreement relative to such location, or (b) 3 months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location.
“Lender” has the meaning set forth in the preamble to the Agreement, shall include Issuing Bank and the Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.
“Lender Group” means each of the Lenders (including Issuing Bank and the Swing Lender) and Agent, or any one or more of them.
“Lender Group Expenses” means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by Parent, any Borrower or any of their Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented out- of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Parent, each Borrower and each of their Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OF AC/PEP searches related to Parent, any Borrower or any of their Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of- pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or
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any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.10 of the Agreement, (h) Agent’s and Lenders’ reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with Parent, any Borrower or any of their Subsidiaries, (i) Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Parent, any Borrower or any of their Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.
“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.
“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Bank.
“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) of the Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).
“Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit.
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“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the Letter of Credit Usage pursuant to Section 2.11(e) on such date.
“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of the Agreement.
“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of the Agreement.
“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of the Agreement.
“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Loan.
“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.
“LIBOR Notice” means a written notice in the form of Exhibit L-1 to the Agreement.
“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.
“LIBOR Rate” means the rate per annum as ~~reported on Reuters Screen LIBOR01 Page~~published by ICE Benchmark Administration Limited (or any successor page~~) two (2)~~ or other commercially available source as Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with ~~the~~this Agreement (and, if any such published rate is below zero, then the LIBOR Rate shall be deemed to be zero)~~, which~~. Each determination of the LIBOR Rate shall be made by Agent and shall be conclusive in the absence of manifest error.
“LIBOR Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the LIBOR Rate.
“LIBOR Rate Margin” has the meaning set forth in the definition of Applicable Margin.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“Loan” means any, and “Loans” means the collective reference to, Revolving Loan, Swing Loan or Extraordinary Advance made (or to be made) hereunder.
“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.
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“Loan Documents” means the Agreement, the Control Agreements, the Intellectual Property Security Agreements, any Borrowing Base Certificate, the Fee Letter, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, any Issuer Documents, the Letters of Credit, the Mortgages, the Canadian Security Agreements, any license or sublicense agreement granted in favor of Agent, any collateral assignment agreements, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by Parent, any Borrower or any of their Subsidiaries and any member of the Lender Group in connection with the Agreement (but specifically excluding Bank Product Agreements).
“Loan Party” means Parent, any Borrower, or any Guarantor. For the avoidance of doubt, each Canadian Loan Party shall be included in the definition of Loan Party.
“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.
“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of Parent, Borrowers and their Subsidiaries, taken as a whole, (b) a material impairment of Parent’s, Borrowers’ and their Subsidiaries’ ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of as a result of an action taken or not taken that is solely in the control of Agent or the Lenders), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.
“Material Contract” means, with respect to any Person, agreements and contracts required to be disclosed with respect to such Person under Item 15 of Form 10-K promulgated under the Exchange Act, as amended, including the PPP Debt Documents, the Transition Agreements and those set forth on Item B.10 of Exhibit P-1.
“Maturity Date” means July 27, 2021; provided that if Agent receives Borrowers written request by a date not later than July 27, 2021 that Borrowers would like to exercise a one-time one-year extension and no Default or Event of Default exists on such date, then “Maturity Date” means July 27, 2022.
“Maximum Revolver Amount” means $30,000,000, increased by the amount of any Increase made in accordance with Section 2.14 of the Agreement.
“Measurement Period” means, as of any date of determination, for the last day of the fiscal month most recently ended, the trailing-twelve month period.
“Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. § § 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, including all state statutes and plans for medical assistance enacted in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. § § 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or
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requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.
“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Parent or one of its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.
“N.L.T. Spine Acquisition” means the acquisition of substantially all of the assets used in the operation of the Medical Device Business (defined in the N.L.T. Spine Acquisition Agreement) pursuant to and in accordance with the N.L.T. Spine Acquisition Agreement.
“N.L.T. Spine Acquisition Agreement means certain Asset Purchase Agreement dated as of August 17, 2016 by and among Parent, as buyer, N.L.T Spine Ltd., a company organized under the laws of the State of Israel, as seller parent, and NLT Spine, Inc., a Delaware corporation, as seller subsidiary.
“N.L.T. Spine Acquisition Documents means, individually and/or collectively, as applicable, the N.L.T. Spine Acquisition Agreement, the documents identified in the N.L.T. Spine Acquisition Agreement and any and all of the other material documents, instruments and agreements executed or delivered in connection therewith, in each case as the same may be amended or modified to the extent permitted hereunder.
“N.L.T Spine Indebtedness” means, individually and/or collectively, as applicable, any Indebtedness (whether in cash or securities) owed by Parent and/or any of the Borrowers pursuant to the N.L.T. Spine Acquisition Documents including the Milestone Payments, the Contingent Asset Purchase Payments and any payments made pursuant to the Buyer OCS Payment Election (each as defined in the N.L.T. Spine Acquisition Agreement).
“Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent Acceptable Appraisal of Inventory.
“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.
“Non-Government Receivable” means an Account that is not a Government Receivable.
“Non-Government Receivables Lockbox Account” means a Deposit Account of the Borrower that is used exclusively for the receipt of Collections of Non-Government Receivables.
“Obligations” means (a) all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent),
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premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrowers are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided that, anything to the contrary contained in the foregoing notwithstanding, the Obligations shall exclude any Excluded Swap Obligation. Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under the Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding and for the avoidance of doubt shall not include any PPP Debt.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Original Credit Agreement” has the meaning set forth in the preamble to the Agreement.
“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.
“Other Taxes” means all present or future stamp, court, excise, value added, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document
“Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11 of the Agreement.
“Paycheck Protection Program” means Title I of the Coronavirus Aid, Relief and Economic Security Act (the Paycheck Protection Program), as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.
“Parent” has the meaning specified therefor in the preamble to the Agreement.
“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.
“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.
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“Patent License” means, with respect to any Person, any license of patents or patent rights to a Borrower permitting such Borrower to use such patents or patent rights in connection with the sale and distribution of any Inventory.
“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement or in the case of the Canadian Loan Parties, the Canadian Security and Pledge Agreement.
“Patriot Act” has the meaning specified therefor in Section 4.13 of the Agreement.
“Perfection Certificate” means a certificate in the form of Exhibit P-1 to the Agreement, as amended from time to time in accordance with the Agreement.
“Permits” means, with respect to any Person, any permit, approval, clearance, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its Property or products or to which such Person or any of its Property or products is subject, including all Registrations and all Health Care Permits.
“Permitted Acquisition” means any Acquisition (other than an IsoTis Acquisition) on or after the Closing Date so long as:
(a)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,
(b)no Indebtedness will be incurred, assumed, or would exist with respect to Parent, any Borrower or any of their Subsidiaries as a result of such Acquisition, other than Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of Parent, any Borrower or their Subsidiaries as a result of such Acquisition other than Permitted Liens,
(c)(i) to the extent Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Parent and Agent) created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Parent, Borrowers and their Subsidiaries (x) would have been in compliance with the Fixed Charge Coverage Ratio of at least 1.10:1.00 for the twelve-month period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (y) are projected to be in compliance with the Fixed Charge Coverage Ratio of at least 1.10:1.00 for the twelve-month period ended one year after the proposed date of consummation of such proposed Acquisition, Borrowers shall have Total Liquidity of at least $7,500,000 consisting of Excess Availability of at least $3,500,000 immediately after giving effect to the consummation of the proposed Acquisition, and (ii) to the extent Borrowers have not provided to Agent such evidence of compliance on a pro forma basis with the Fixed Charge
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Coverage Ratio of at least 1.10:1.00, Borrowers shall have Total Liquidity of at least $12,500,000 consisting of Excess Availability of at least $3,500,000 immediately after giving effect to the consummation of the proposed Acquisition,
(d)at any such time during the continuance of a Covenant Testing Period, (i) Parent, Borrowers and their Subsidiaries on a pro forma basis (as set forth above) (x) would have been in compliance with the Fixed Charge Coverage Ratio of at least 1.10:1.00 for the twelve-month period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (y) are projected to be in compliance with the Fixed Charge Coverage Ratio of at least 1.10:1.00 for the twelve-month period ended one year after the proposed date of consummation of such proposed Acquisition, and (ii) Borrowers shall have Total Liquidity of at least $7,500,000 consisting of Excess Availability of at least $5,000,000 immediately after giving effect to the consummation of the proposed Acquisition,
(e)Borrowers have provided Agent with its due diligence package relative to the proposed Acquisition at least fifteen (15) Business Days prior to the anticipated closing date of the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent,
(f)(A) the assets being acquired or the Person whose Equity Interests are being acquired either have positive EBITDA or negative EBITDA of no less than $10,000,000 during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition and (B) negative EBITDA of such assets or such Person whose Equity Interests are being acquired is projected to be no less than $5,000,000 for the twelve-month period ended one year after the proposed date of consummation, provided however,
(i)    if negative EBITDA is projected to be less than $1,000,000, but no less than $2,500,000 for the twelve-month period ended one year after the proposed date of consummation of such proposed Acquisition, Borrowers shall have Total Liquidity of at least $11,000,000 consisting of Excess Availability of at least $3,500,000 immediately after giving effect to the consummation of the proposed Acquisition;
(ii)    If negative EBITDA is projected to be less than $2,500,000 but no less than $5,000,000 for the twelve-month period ended one year after the proposed date of consummation of such proposed Acquisition, Borrowers shall have Total Liquidity of at least $20,000,000 consisting of Excess Availability of at least $5,000,000 immediately after giving effect to the consummation of the proposed Acquisition;
(g)Borrowers have provided Agent with written notice of the proposed Acquisition at least fifteen (15) Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than five (5) Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, together with all information and other diligence as Agent shall reasonably request, including financial information, regulatory information and copies of Patent Licenses being acquired or granted,
(h)the assets being acquired (other than a de minimis amount of assets in relation to Parent’s, Borrowers’ and their Subsidiaries’ total assets), or the Person whose Equity Interests
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are being acquired, are useful in or engaged in, as applicable, the business of Parent, Borrowers and their Subsidiaries or a business reasonably related thereto, and
(i)the subject assets or Equity Interests, as applicable, are being acquired directly by Parent, a Borrower or one of their Subsidiaries that is a Loan Party (or a Person which becomes a Loan Party on or before the date of the acquisition) or is not required to become a Loan Party under Section 5.11 (other than in connection with an ~~Iso Tis~~IsoTis Acquisition), and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of the Agreement, to the extent applicable, of the Agreement and in the case of the acquisition of Equity Interests the acquired Person which becomes a Loan Party pursuant to Section 5.11 shall agree to the terms of Section 2.15.
“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Dispositions” means:
(a)sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of Parent, Borrowers and their Subsidiaries,
(b)sales of Inventory, equipment, real property, contract rights, or other assets to buyers in the ordinary course of business and consistent with past practices,
(c)the use or transfer of cash or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,
(d)the licensing of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(e)the granting of Permitted Liens,
(f)the sale or discount, in each case without recourse, of accounts receivable (other than Eligible Accounts or Eligible Unbilled Accounts) arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
(g)any involuntary loss, damage or destruction of property,
(h)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,
(i)the leasing or subleasing of assets of Parent, any Borrower or any of their Subsidiaries in the ordinary course of business,
(j)the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Parent,
(k) (i) the lapse of registered patents, trademarks, copyrights and other intellectual property of Parent, any Borrower or any of their Subsidiaries to the extent not economically desirable in the conduct of its business or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights (and applications therefor) in the ordinary course
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of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group,
(l)[intentionally omitted],
(m)Issuances of directors’ shares of CFCs if required by applicable law,
(n)the making of Permitted Investments that are expressly permitted to be made pursuant to the Agreement,
(o)so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers of assets from Parent or any of its direct or indirect Subsidiaries to any Borrower,
(p)dispositions of assets acquired by Parent, Borrowers and their Subsidiaries pursuant to a Permitted Acquisition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Parent, Borrowers and their Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition, and
(q)sales or dispositions of assets (other than Accounts, Inventory, Equity Interests of Subsidiaries of any Borrower or any of its Subsidiaries) not otherwise permitted in clauses (a) through (o) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in fiscal year (including the proposed disposition) would not exceed $500,000.
“Permitted Holder” means Richard E. Caruso, PhD (and entities affiliated with Mr. Caruso), Novo Holdings A/S, Altrinsic Global Advisors, LLC, Dimensional Fund Advisors, L.P., The Vanguard Group, Inc., Renaissance Technologies, LLC, Hawk Ridge Capital Management LP, Manulife Asset Management (US) LLC, BlackRock Institutional Trust Company, N.A., and Gilder Gagnon Howe & Co. LLC.
“Permitted Indebtedness” means:
(a)Indebtedness in respect of the Obligations,
(b)Indebtedness as of the Closing Date set forth on Schedule 4.14 to the Agreement and any Refinancing Indebtedness in respect of such Indebtedness,
(c)Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,
(d)Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit in the ordinary course of business,
(e)Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of Parent or any its
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Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,
(f)unsecured Indebtedness of Parent or any Borrower that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 12 months after the Maturity Date, (iv) such unsecured Indebtedness does not amortize until 12 months after the Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 12 months after the Maturity Date, and (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent and is otherwise on terms and conditions (including economic terms and absence of covenants) reasonably satisfactory to Agent,
(g)Acquired Indebtedness in an amount not to exceed $250,000 outstanding at any one time,
(h)Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,
(i)Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Parent, any Borrower or any of their Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,
(j)the incurrence by Parent, any Borrower or any of their Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Parent’s, Borrowers’ and their Subsidiaries’ operations and not for speculative purposes,
(k)Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so- called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,
(l)Permitted Intercompany Advances,
(m)intentionally omitted,
(n)contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions, including, the N.L.T. Spine Indebtedness in connection with the N.L.T. Spine Acquisition; provided, however, that to the extent any N.L.T. Spine Indebtedness is payable in equity rather than cash, no such equity shall have any call, put or other conversion features (including conversion into or exchange for debt) that would obligate Borrower to declare or pay cash dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder or convert or exchange the equity for debt,
(o)Indebtedness composing Permitted Investments,
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(p)unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,
(q)intentionally omitted,
(r)unsecured Indebtedness of Parent, any Borrower or any of their Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to Parent, such Borrower or any such Subsidiary that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions reasonably acceptable to Agent,
(s)intentionally omitted,
(t)accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,
(u)Subordinated Indebtedness, the aggregate outstanding amount of which does not exceed $500,000, ~~and~~
(v)(i) unsecured Indebtedness in an aggregate principal amount not to exceed $7,173,100.00 advanced by (i) any Governmental Authority (including the Small Business Administration) or any other Person acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such Indebtedness under this clause (ii) is guaranteed by a Governmental Authority (including the Small Business Administration), in each case under this clause (v), pursuant to the Paycheck Protection Program (such unsecured Indebtedness, “PPP Debt”); provided that, unless otherwise approved by Agent, (A) no Event of Default shall have occurred and be continuing at the time of incurrence thereof, and (B) PPP Debt shall (1) be used by the Loan Parties and their Subsidiaries solely for PPP Permitted Purposes, (2) have a maturity date not less than two (2) years after the date of incurrence of the PPP Debt, (3) bear interest at a rate not greater than one percent (1%) per annum, (4) not require any payments of principal during the first six (6) months following the date of the advance of the PPP Debt, and (5) otherwise have terms customary for loans made pursuant to the Paycheck Protection Program (taken as a whole), and (ii) PPP Unforgiven Debt; and
(w)~~(v)~~ any other unsecured Indebtedness incurred by Parent or any Borrower or any of their Subsidiaries in an aggregate outstanding amount not to exceed $250,000 at any one time.
“Permitted Intercompany Advances” means loans (a) made by a Borrower to another Borrower or to any direct or indirect Subsidiary of any Borrower that is a Loan Party, (b) made by any CFC to a Borrower, any direct or indirect Subsidiary of any Borrower, or to any Subsidiary of any CFC and (c) made by a Borrower to IsoTis International (or another CFC) consisting solely of clearly identifiable proceeds received from an issuance of Equity Interests by such Borrower and exclusively used by IsoTis (or such CFC) for purposes of consummating IsoTis Acquisitions.
“Permitted Investments” means:
(a)Investments in cash and Cash Equivalents,
(b)Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
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(c)advances made in connection with purchases of goods or services or to customers or distributors in the ordinary course of business,
(d)Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries or other resolution of claims by a Loan Party or its Subsidiaries,
(e)Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to the Agreement,
(f)guarantees permitted under the definition of Permitted Indebtedness,
(g)Permitted Intercompany Advances,
(h)Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,
(i)deposits of cash made in the ordinary course of business to secure performance of operating leases or other contracts,
(j)loans and advances to employees, contractors, directors and officers of Parent or any Borrower in the ordinary course of business and in an aggregate amount not to exceed $250,000 at any one time,
(k)Permitted Acquisitions and Investments received or retained in connection with Permitted Dispositions,
(l)Investments in the form of capital contributions and the acquisition of Equity Interests made by any Borrower in any other Borrower (other than capital contributions to or the acquisition of Equity Interests of Parent or any Borrower),
(m)Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to obligations permitted under clause (j) of the definition of Permitted Indebtedness,
(n)equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,
(o)Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition, and
(p)minority Investments in any Person consisting of Equity Interests made by Parent or a Borrower if (after giving effect to such Investments) (i) no Default or Event of Default shall have occurred and be continuing, (ii) to the extent (x) Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, Borrowers would have been in compliance with the Fixed Charge Coverage Ratio of at least
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1.10:1.00 for the most recent twelve-month period then ended, Borrowers shall have Total Liquidity of at least $12,500,000 consisting of Excess Availability of at least $3,500,000, and (y) Borrowers have not provided to Agent such evidence of compliance on a pro forma basis with the Fixed Charge Coverage Ratio of at least 1.10:1.00 for the most recent twelve-month period then ended, Borrowers shall have Total Liquidity of at least $15,500,000 consisting of Excess Availability of at least $3,500,000 and (iii) all such Investments shall not exceed $10,000,000 in the aggregate in any fiscal year, and
(q)so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $100,000 during the term of the Agreement.
“Permitted Liens” means
(a)Liens granted to, or for the benefit of, Agent to secure the Obligations,
(b)Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,
(c)judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,
(d)Liens set forth on Schedule P-2 to the Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to the Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,
(e)the interests of lessors under operating leases and non-exclusive licensors under license agreements,
(f)purchase money Liens on fixed assets or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the fixed asset purchased or acquired or any Refinancing Indebtedness in respect thereof,
(g)Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(h)Liens on amounts deposited to secure Borrowers’ and their Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance,
(i)Liens on amounts deposited to secure Borrowers’ and their Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,
(j)Liens on amounts deposited to secure Borrowers’ and their Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,
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(k)with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,
(l)licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(m)Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,
(n)rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,
(o)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,
(p)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(q)Liens solely on any cash earnest money deposits made by Parent, any Borrower or any of their Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,
(r)Liens assumed by Parent or any Borrower in connection with a Permitted Acquisition that secure Acquired Indebtedness that is Permitted Indebtedness, and
(s)other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $250,000.
“Permitted N.L.T. Spine Indebtedness Payments” means regularly scheduled payments of the N.L.T. Spine Indebtedness (whether in cash or securities), provided, however:
(a)that if such payment is a Milestone Payment which is to be made in cash, then Agent shall receive from Borrower not less than five (5) Business Days prior to the date of such proposed payment a Compliance Certificate in accordance with the Agreement, in form and substance reasonably acceptable to Agent, and dated as of the date of such proposed payment certifying, among other things, (i) that no Default or Event of Default has occurred and is continuing and no pro forma Default or Event of Default would arise after giving effect to any such payment, (ii) the computation and calculation of the proposed payment under the N.L.T. Spine Acquisition Documents and all supporting documentation, and (iii) that payment of the proposed payment is not otherwise prohibited by the terms of the Agreement;
(b)that to the extent any N.L.T. Spine Indebtedness is payable in equity rather than cash, no such equity shall have any call, put or other conversion features (including conversion into or exchange for debt) that would obligate Borrower to declare or pay cash dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder or convert or exchange the equity for debt; and
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(c)that if such payment is to be made pursuant to the Buyer OCS Payment Election (as defined in the N.L.T. Spine Acquisition Agreement), then Agent shall receive from Borrower not less than five (5) Business Days prior to the date of such proposed payment a Compliance Certificate in accordance with the Agreement, in form and substance reasonably acceptable to Agent, and dated as of the date of such proposed payment certifying, among other things, that (i) no Default or Event of Default has occurred and is continuing and no pro forma Default or Event of Default would arise after giving effect to any such payment, (ii) Borrowers shall have Total Liquidity of at least $20,000,000 consisting of Excess Availability of at least $10,000,000 both before and immediately after giving effect to any such payment, and (iii) payment of the proposed payment is not otherwise prohibited by the terms of the Agreement.
“Permitted Protest” means the right of Parent, any Borrower or any of their Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Parent’s, such Borrower’s or such Subsidiary’s books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent, such Borrower or such Subsidiary, as applicable, in good faith (or is otherwise conducted in a commercially reasonable manner), and (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.
“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $1,500,000.
“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
“PHIPA” means the Personal Health Information Protection Act, 2004 (Ontario), including any regulations thereto, as well as any directives, orders or guidance issued by the Information and Privacy Commissioner of Ontario, as applicable; and
“Platform” has the meaning specified therefor in Section 17.9(c) of the Agreement.
“PPSA” means the Personal Property Security Act (Ontario) including the regulations respectively thereto and related Minister’s Orders, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property legislation or other applicable legislation with respect to personal property security in effect in any applicable jurisdiction in Canada, “PPSA” means the Personal Property Security Act or such other applicable legislation (including, the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for the purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of the Agreement.
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“PPP Permitted Purposes” means, with respect to the use of proceeds of any PPP Debt, the purposes set forth in Section 1106(b) of the Paycheck Protection Program and otherwise in compliance with all other provisions or requirements of the Paycheck Protection Program applicable in order for the entire amount of the PPP Debt to be eligible for forgiveness.
“PPP Debt” has the meaning ascribed thereto in clause (v) of the definition of “Permitted Indebtedness”.
“PPP Debt Documents” means any applications, loan documentation and other information submitted to the lender servicing the PPP Debt or any Governmental Authority (including the Small Business Administration) with respect to the PPP Debt.
“PPP Forgiveness Date” means five (5) Business Days after the date that the Loan Parties obtain a final determination by the lender of the PPP Debt in the exercise of its reasonable discretion (and, to the extent required, the Small Business Administration) (or such longer period as may be approved in writing by Agent) regarding the amount of PPP Debt, if any, that will be forgiven pursuant to the provisions of the Paycheck Protection Program.
“PPP Unforgiven Debt” means that amount of the PPP Debt that has been determined by the lender of the PPP Debt in the exercise of its reasonable discretion (or the Small Business Administration) to be ineligible for forgiveness pursuant to the provisions of the Paycheck Protection Program; provided that PPP Debt (or the applicable portion thereof) is deemed PPP Unforgiven Debt if (a) the Loan Parties do not timely file an application for forgiveness or do not include any portion of the PPP Debt in an application for forgiveness, (b) any Loan Party gives notice to Agent that the PPP Debt will be PPP Unforgiven Debt, or (c) Agent obtains actual knowledge that the PPP Debt will be PPP Unforgiven Debt.
“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of the Agreement.
“Primary Syndication” has the meaning ascribed thereto in the Fee Letter.
“Priority Payables” shall mean, with respect to any Canadian Loan Party, (a) the full amount of the liabilities of any Loan Party which (i) have a trust imposed to provide for payment or a security interest, pledge, Lien, hypothec or charge ranking or capable of ranking senior to or pari passu with security interests, Liens, hypothecs or charges securing the Obligations on any Collateral under any federal, provincial, state, county, district, municipal, local or foreign law or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under federal, provincial, state, county, district, municipal, local or foreign law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, withholdings taxes, value added taxes, amounts payable to an insolvency administrator, employee withholdings or deductions, vacation pay, severance and termination pay, workers’ compensation obligations, government royalties or pension obligations in each case to the extent such trust, or security interest, Lien hypothec or charge has been or may be imposed, including under the Wage Earner Protection Program Act (Canada), and (b) the amount equal to the aggregate value of the Inventory which Agent, in good faith, and on a reasonable basis, considers is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier’s right has priority over the security interests, liens, hypothecs or charges securing the Obligations, including, without limitation, Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable laws granting revendication or
    SCHEDULE 1.1

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similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction.
“Projections” means Parent’s and Borrowers’ forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s and Borrowers’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Pro Rata Share” means, as of any date of determination:
(a)with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders,
(b)with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders,
(c)[intentionally omitted], and
(d)with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full and all Commitments have been terminated, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders.
“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.
“Public Health Laws” means all ~~Requirement~~Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation or investigation, product approval or clearance, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, reimbursement, sale, labeling, advertising, promotion, or postmarket requirements of any drug, medical device, food, dietary supplement, or other product (including any ingredient or component of, or accessory to, the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.), Food and Drugs Act (Canada) and regulations thereto, including the Medical Devices Regulation and Controlled
    SCHEDULE 1.1

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Drugs and Substances Act (Canada), and similar state, provincial, territorial or foreign laws, controlled substances laws, pharmacy laws, ~~or~~ consumer product safety laws and public health protection and promotion laws.
“Public Lender” has the meaning specified therefor in Section 17.9(c) of the Agreement.
“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Parent or any Borrower issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by Parent or such Borrower in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.
“Qualified Cash” means, as of any date of determination, the amount of unrestricted (other than customary account agreements) cash and Cash Equivalents of Parent, Borrowers and their Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States; provided, however, any proceeds received by Parent, Maple Leaf, any Borrower or any of their Subsidiaries in connection with the Paycheck Protection Program shall not constitute Qualified Cash.
“Qualified Equity Interests” means and refers to any Equity Interests issued by Parent (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.
“Real Property” means any estates or interests in real property now owned or hereafter acquired by Parent or any Borrower or one of their respective Subsidiaries and the improvements thereto.
“Real Property Collateral” means (a) the Real Property identified on Schedule R-1 to the Agreement and (b) any Real Property hereafter acquired by Parent or one of its Subsidiaries.
“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including Landlord Reserves for books and records locations and reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts or the Maximum Revolver Amount.
“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
“Reference Period” has the meaning set forth in the definition of EBITDA.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is USD LIBOR, 11:00 a.m., London time, on the day that is two (2) Business Days preceding the date of such setting, and (b) if such Benchmark is not USD LIBOR, the time determined by Agent in its reasonable discretion.
“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:
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(a)such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
(b)such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,
(c)if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,
(d)the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,
(e)if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and
(f)if the Indebtedness that is refinanced, renewed, or extended was secured (i) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lender Group and (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended.
“Register” has the meaning set forth in Section 13.1(h) of the Agreement.
“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.
“Registrations” means all Permits and exemptions issued or allowed by a Regulatory Authority (including new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits) held by, or applied by contract to, any Loan Party or any of its Subsidiaries, that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of any Property or products of any such Loan Party or any such Subsidiary.
“Regulatory Action” means an administrative or regulatory action, proceeding, investigation or non-routine inspection, FDA Form 483 inspectional observation or other formal notice of serious deficiencies, warning letter, untitled letter, notice of violation letter, recall, alert, seizure, Section 305 notice or other similar communication, or consent decree issued by a Regulatory Authority.
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“Regulatory Authority” means the FDA, Health Canada or any comparable Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, sale, labelling, advertising, promotion, reimbursement, import, export or marketing of medical devices, products or drugs.
“Regulatory Matters” means, collectively, activities, Property and products that are subject to Public Health Laws.
“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Releasees” has the meaning specified therefor in Section 17.16 of the Agreement.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.
“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.
“Report” has the meaning specified therefor in Section 15.16 of the Agreement.
“Required Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders and (ii) at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another).
“Requirement of Law” means, with respect to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, judgment, writ, injunction, decree, or other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject, including all Health Care Laws.
“Reserves” means, as of any date of determination, without duplication, Receivable Reserves, Bank Product Reserves, Inventory Reserves, Dilution Reserve, Priority Payables and those other reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves with respect to (a) sums that Parent, any Borrower or any of their Subsidiaries are required to pay under any Section of
    SCHEDULE 1.1

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the Agreement or any other Loan Document (such as taxes, assessments, settlements, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by Parent, any Borrower or any of their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to ~~the~~ Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral) with respect to the Borrowing Base or the Maximum Revolver Amount.
“Restricted Payment” means (a) any declaration or payment of any cash dividend or the making of any other cash payment or distribution, directly or indirectly, on account of Equity Interests issued by any Person or to the direct or indirect holders of Equity Interests issued by such Person in their capacity as such, or (b) any purchase, redemption, making of any sinking fund or similar payment, or other acquisition or retirement for value any Equity Interests issued by any Person (other than purchase by Parent of unvested Equity Interests), (c) any making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of any Person now or hereafter outstanding, (d) any making, or causing or suffering to permit any Person to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, (e) any declaration or payment of any dividend or making of any other payment or distribution, directly or indirectly (whether in cash, securities or other property), to IsoTis International other than a Permitted Intercompany Advances pursuant to subsection (c) of the definition thereof and (f) any making, or causing or suffering to permit any Person to make, any payment or prepayment of principal of, premium, if any, or interest on, the N.L.T Spine Indebtedness other than Permitted N.L.T. Spine Indebtedness Payments.
“Revolver Commitment” means, with respect to each Revolving Lender, its Revolver Commitment, and, with respect to all Revolving Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement, and as such amounts may be decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) hereof.
“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage.
“Revolving Lender” means a Lender that has a Revolving Loan Exposure or Letter of Credit Exposure.
“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.
“Revolving Loans” has the meaning specified therefor in Section 2.1(a) of the Agreement.
    SCHEDULE 1.1

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“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority including any Person named or listed in the regulations made under the Special Economic Measures Act (Canada) (S,C. 1992, c. 17) as a person or entity with whom trading or dealing is prohibited, in accordance with the most recent of such lists published by the Department of Foreign Affairs and International Trade on its web site, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, (e) the Government of Canada or the government of any province or territory of Canada including those administered by Global Affairs Canada, or (~~d~~f) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.
“S&P” has the meaning specified therefor in the definition of Cash Equivalents.
“SEC” means the United States Securities and Exchange Commission and any successor thereto.
“Securities Account” means a securities account (as that term is defined in the Code).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.
“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.
“Small Business Administration” means the U.S. Small Business Administration.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
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“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Average” means the compounded average of SOFR over a rolling calendar day period of thirty (30) days published by the Federal Reserve Bank of New York (or a successor administrator of the SOFR Average).
“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.
“Subordinated Indebtedness” means any Indebtedness of Parent, any Borrower or any of their Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and is subject to a subordination agreement or contains terms and conditions of subordination that are reasonably acceptable to Agent.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.
“Supermajority Lenders” means, at any time, Revolving Lenders having or holding more than 66 2/3% of the aggregate Revolving Loan Exposure of all Revolving Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are two or more Revolving Lenders (who are not Affiliates of one another), “Supermajority Lenders” must include at least two Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders).
    SCHEDULE 1.1

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“Supply Agreements” mean the collective reference to (i) the Integra Supply Agreements and (ii) DBM and OS Supply Agreement (SeaSpine as Supplier) effective as of July 1, 2015 by and between SeaSpine Orthopedics and Integra LifeSciences Corporation, a Delaware corporation, as each of the same may be amended, restated, modified or otherwise supplemented from time to time.
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swing Lender” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of the Agreement.
“Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.
“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.
“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto. With respect to any Loan Party, “Taxes” shall include quality assurance fees and similar fees owing to any Governmental Authority from time to time.
“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by Agent to the Lenders and Administrative Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) with a Benchmark Replacement, the Unadjusted Benchmark Replacement component of which is not Term SOFR.
“Third Party Payor” means (i) a commercial medical insurance company, health maintenance organization, professional provider organization or other third party payor that reimburses for good or services, (ii) a nonprofit medical insurance company (such as the Blue Cross, Blue Shield entities), and (iii) a Government Account Debtor that maintains a Government Reimbursement Program.
“Third Party Payor Arrangement” means a written agreement or arrangement with a Third Party Payor pursuant to which the Third Party Payor pays all or a portion of the charges of any Borrower or its Subsidiaries for selling goods or providing services.
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“Threshold Amount” means $5,000,000 of Total Liquidity consisting of Excess Availability of at least $3,500,000.
“Total Liquidity” means, on any date of determination, a measure of (a) Excess Availability and (b) Qualified Cash.
“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement or in the case of the Canadian Loan Parties, the Canadian Security and Pledge Agreement.
“Transfer” means, with respect to any Property, to sell, convey, transfer, assign, license, rent, lease, sublease, mortgage, transfer or otherwise dispose of any interest therein or to permit any Person to acquire any such interest.
“Transition Agreements” means the collective reference to (i) that certain Transition Services Agreement dated as of July 1, 2015 by and between Integra LifeSciences Holdings Corporation, a Delaware corporation, and Parent, (ii) that certain Separation and Distribution Agreement dated as of June 30, 2015 by and between Integra LifeSciences Holdings Corporation, a Delaware corporation, and Parent, (iii) that certain Tax Matters Agreement dated as of July 1, 2015 by and between Integra LifeSciences Holdings Corporation, a Delaware corporation, and Parent, (iv) that certain Employee Matters Agreement dated as of July 1, 2015 by and between Integra LifeSciences Holdings Corporation, a Delaware corporation, and Parent, and (v) the Supply Agreements, as each of the same may be amended, restated, modified or otherwise supplemented from time to time.
“TRICARE” means, collectively, the program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Department of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.
“ULC” means an unlimited company, an unlimited liability company or an unlimited liability corporation incorporated pursuant to or otherwise governed by the laws of any of the provinces of Canada.
“ULC Shares” means shares in any ULC at any time owned or otherwise held by a Loan Party.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Loans), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.
    SCHEDULE 1.1

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“United States” means the United States of America.
“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of the Agreement.
“USD LIBOR” means the London interbank offered rate for Dollars.
“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

    SCHEDULE 1.1

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Summary report: Litera® Change-Pro for Word 10.8.2.11 Document comparison done on 3/8/2022 2:43:04 PM
Style name: Coyle
Intelligent Table Comparison: Active
Original DMS: iw://DM/DM3/7893162/1
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Changes:
Add	507
~~Delete~~	261
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EXHIBIT B

Amended and Restated Schedules to Credit Agreement

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EXHIBIT C

Changed Pages to Guaranty and Security Agreement

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